                           STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is entered into as of
May 5, 1996, by and between Physician Corporation of America, a Delaware corporation ("Seller"), and FPA Medical Management, Inc., a Delaware corporation ("Buyer").

                                   RECITALS

     A. Seller owns all of the outstanding capital stock of Physicians First, Inc., a Delaware corporation (the "Corporation").

     B. Buyer is a national healthcare management service organization that provides certain management and administrative services to healthcare providers.

     C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the outstanding capital stock of the Corporation as set forth in
Section 2.10 hereof (the "Shares") upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     PURCHASE AND SALE OF SHARES.
               ---------------------------

     1.1  PURCHASE OF SHARES.  Subject to the terms and conditions set
          ------------------
forth in this Agreement, Seller hereby agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller for the consideration hereinafter provided, the Shares at the Closing (as hereinafter defined) and effective as of the Effective Closing Date (as hereinafter defined).

     1.2  PURCHASE PRICE.  Subject to the terms and conditions of this
          --------------
Agreement, the purchase price ("Purchase Price") to be paid by Buyer for the purchase of the Shares shall consist of (a) Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00), (b) the FPA Shares (as hereinafter defined),
(c) the Subsequent Payments (as hereinafter defined), (d) the Warrants (as hereinafter defined) and (e) an amount (the "Additional Amount")equal to the audited 1996 consolidated after tax earnings of the Corporation, if any, through the Effective Closing Date calculated in accordance with Section 1.3.1.4.

     1.3  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be payable as
          -------------------------
follows:

          1.3.1  CASH.
                 ----

               1.3.1.1 At the Closing, Buyer shall pay to Seller One Million Five Hundred Thousand Dollars ($1,500,000.00) by wire transfer of United States federal funds to Seller's bank account (the "Cash Payment"), which bank account shall be designated by Seller in writing to Buyer at least three (3) business days prior to the Closing. The Cash Payment shall be subject to adjustment pursuant to Section 1.3.2.

               1.3.1.2 On the Closing Date, Buyer shall execute and deliver, at such location outside the State of Florida as the parties hereto shall mutually agree, to Seller a promissory note, substantially in the form of Exhibit 1.3.1.2 attached hereto, with a twelve (12) month term in the principal amount of Fifteen Million Dollars ($15,000,000.00) and earning interest thereon from the Closing Date, unless paid in full within ninety (90) days thereafter, at the rate of eight percent (8%) per annum during the first six (6) months of such twelve (12) month term and thereafter for the balance of such term, such interest rate shall increase at the rate of one percent (1%) per month (the "Note"). The Note shall be secured by the Shares pursuant to the Security Agreements, the Asset Security Agreements, and the Guaranties (all as hereinafter defined).

               1.3.1.3 On each of the first and second anniversaries of the Effective Closing Date, Buyer shall pay to Seller up to One Million Dollars ($1,000,000) by wire transfer of United States federal funds to Seller's bank account (each, a "Subsequent Payment" and collectively, the "Subsequent Payments"), which amounts shall be calculated in accordance with Exhibit 1.3.1.3 attached hereto and shall be subject to offset pursuant to Section 9.1 of this Agreement, and which bank account shall be designated by Seller in writing to Buyer at least three (3) business days prior to the date of each Subsequent Payment.

               1.3.1.4 The Additional Amount shall be paid as follows: Seller shall be entitled to distribute or dividend, at or prior to the Closing, seventy-five percent (75%) of the estimated 1996 consolidated after tax earnings (which estimate shall be determined by Seller in good faith) of the Corporation, if any, through May 31, 1996 (the "Estimated Amount"). Following the Closing, Deloitte & Touche LLP (or another accounting firm of nationally recognized standing selected by Buyer) ("Buyer's Accountants") shall perform an audit (in accordance with generally accepted accounting principles) of the Corporation through the Effective Closing Date. Such audit shall be paid for by Buyer and shall be completed within ninety (90) days following

Closing. The Additional Amount shall be calculated based upon the audited financial statements prepared by Buyer's Accountants, unless Seller shall object thereto in writing, delivered to Buyer within ten (10) days after receipt of a copy of the audited financial statements prepared by Buyer's Accountants. In the event Buyer and Seller (and their respective accountants) cannot reach agreement on the calculation of the Additional Amount within fifteen (15) days of Buyer's receipt of Seller's written objection, then either party may elect to have such disagreement resolved by an accounting firm of nationally recognized standing (the "Third Accounting Firm") to be mutually selected by Buyer and Seller or, if no agreement is reached, to be mutually selected by Buyer's Accountants and Seller's accountants. The Third Accounting Firm shall make a calculation of the Additional Amount, which shall be final and binding for purposes of this Section
1.3.1.4. The Third Accounting Firm shall be instructed to use every reasonable effort to perform its services within fifteen (15) days, but in any event as soon as practicable. The fees and expenses for the services of the Third Accounting Firm shall be shared equally by Seller and Buyer. On the one hundredth (100th) day following the Closing Date (or as soon as practicable thereafter in the event of a dispute in the calculation of the Additional Amount) (the "Settlement Date"), Buyer shall pay to Seller the balance the difference between (a) the estimated amount and the audited 1996 consolidated after tax earnings of the Corporation through May 31, 1996 (as determined in accordance with the procedures specified in this Section 1.3.1.4) (the "1996 Earnings") and (b) the Estimated Amount, except that if such 1996 Earnings are less than the Estimated Amount, Seller Shall pay the difference to buyer on the Settlement Date. The audited financial statements hereunder shall be performed in accordance with generally accepted accounting principles consistently applied, except that for purposes of determining accruals for professional liability, including malpractice claims, the standard set forth in Exhibit 3.5.2 shall be employed to determine whether or not an accrual shall be made.

          1.3.2  COMMON STOCK.   At the Closing, Buyer shall deliver to Seller
                 ------------
Five Hundred Twenty Five Thousand (525,000) shares (the "FPA Shares") of unregistered common stock, par value $.002 per share, of Buyer ("Common Stock"), provided that if the product of Five Hundred Twenty Five Thousand (525,000)
- --------
times the average closing price of the Common Stock as reported on the Nasdaq National Market for the ten (10) trading days immediately prior to the date that is three (3) days prior to the Closing Date is (a) greater than Six Million Five Hundred Thousand Dollars ($6,500,000), then such difference, up to a maximum of One Million Five Hundred Thousand Dollars ($1,500,000.00), shall be subtracted from the Cash Payment or (b) less than Six Million Five Hundred Thousand Dollars ($6,500,000), then such difference shall be added to the Cash Payment. The FPA Shares shall be subject to the Registration Rights Agreement (as hereinafter defined). The FPA Shares will be issued and delivered outside the State of Florida. Buyer shall pay all documentary stamp taxes and similar governmental fees imposed in connection with the issuance and delivery of the FPA Shares.

          1.3.3  WARRANTS.  At the Closing, Buyer will issue to Seller two
                 --------
warrants (collectively, the "Warrants"), substantially in the forms of Exhibits
1.3.3.1 and 1.3.3.2 attached hereto.

     1.4  [Reserved].

     1.5  ALLOCATION OF PURCHASE PRICE AND ELECTIONS.  The Purchase Price shall
          ------------------------------------------
be allocated in the manner set forth in Exhibit 1.5 attached hereto. Seller and Buyer shall report this transaction in accordance with such allocation for federal and state income tax purposes and shall file with the appropriate taxing authorities all forms or returns required with respect to such transaction. If requested by Buyer, Seller shall join with Buyer in making an election under
Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") (and any corresponding elections under state, local or foreign tax law) with respect to the stock acquisition contemplated hereunder, provided that (a) Buyer agrees to pay, promptly upon demand, the incremental tax cost to Seller resulting solely from such election (grossed up at a 40% effective tax rate),
(b) the applicable allocation of purchase price shall be mutually agreed upon by Seller and Buyer, and (c) Buyer agrees to indemnify Seller, for the applicable statute of limitations period under the Code, from and against any and all liabilities costs and reasonable expenses resulting from or arising out of any Internal Revenue Service or Florida Department of Revenue audit or challenge of such election.

     1.6  CLOSING COSTS.  Except as otherwise provided in Section 1.8, Seller
          -------------
shall be responsible for the payment of all costs and expenses related to Seller's attorneys', accountants', consultants' and advisors' fees and any and all other expenses contemplated to be paid by Seller under this Agreement. Buyer shall be responsible for the payment of the applicable filing fee under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as well as all costs and expenses related to Buyer's attorneys', accountants', consultants' and advisors' fees and any and all other expenses contemplated to be paid by Buyer under this Agreement.

     1.7  CLOSING DATE.  The closing of the transactions contemplated by this
          ------------
Agreement ("Closing") shall take place at 10:00 a.m. (Eastern Standard Time) on the third business day following satisfaction of the condition set forth in Sections 7.1.13 and 7.2.10, at the offices of Physician Corporation of America, located at 5835 Blue Lagoon Drive, Miami, Florida, or on such other date and/or at such other time and place as the parties shall mutually agree, but in no event shall the Closing occur later than June 30, 1996. The date upon which the Closing shall occur is referred to in this Agreement as the "Closing Date". The date upon which the Closing shall be effective shall be the first day of the month in which the Closing occurs and is referred to in this Agreement as the "Effective Closing Date".

     1.8  SALES TRANSFER TAXES AND FEES.  Seller shall be responsible for any
          -----------------------------
applicable documentary, use, filing, sales, transfer and other taxes or fees imposed on Seller due or payable as a result of the conveyance, assignment, transfer or delivery of the Shares by Seller to Buyer.

     1.9  GROUP PHYSICIAN SERVICES AGREEMENT. At the Closing, Seller and Buyer
          ----------------------------------
shall cause a group physician services agreement (the "Group Physician Services Agreement") to be entered into by the parties thereto, substantially in the form of Exhibit 1.9 attached hereto.

     1.10  REGISTRATION RIGHTS AGREEMENT.  At the Closing, Seller and Buyer
           -----------------------------
shall enter into a registration rights agreement (the "Registration Rights Agreement"), substantially in the form of Exhibit 1.10 attached hereto.

     1.11  SECURITY AGREEMENTS.  At the Closing, Seller and Buyer and Seller
           -------------------
and the Corporation shall enter into a pledge and security agreement (including, in the case of the security agreement executed by the Corporation, the performance guaranty thereunder by Buyer) (each, a "Security Agreement"), substantially in the form of Exhibit 1.11 attached hereto.

     1.12  ASSET SECURITY AGREEMENTS.  At the Closing, Buyer shall cause the
           -------------------------
Corporation and each Subsidiary of the Corporation to execute an asset security agreement (including Buyer's performance guaranty thereunder) (each, an "Asset Security Agreement"), substantially in the form of Exhibit 1.12 attached hereto.

     1.13  GUARANTIES.  At the Closing, Buyer shall execute, and shall cause the
           ----------
Corporation and each of its Subsidiaries to execute, a guaranty (each, a "Guaranty"), substantially in the form of Exhibit 1.13 attached hereto.

     1.14  ADMINISTRATIVE SERVICES AGREEMENT.  At the Closing, Seller and Buyer
           ---------------------------------
shall enter into an administrative services agreement (the "Administrative Services Agreement"), in form and substance reasonably acceptable to the parties and substantially in compliance with the terms set forth on Exhibit 1.14, and which shall provide for, among other things, the provision by Seller of Management Information System ("MIS") services to Buyer, at no charge, for a period of six (6) months following the Effective Closing Date.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF SELLER.
               ----------------------------------------

     Seller represents and warrants to Buyer, which representations and warranties are true and correct on the date hereof and shall be true and correct through and including the Closing Date, as follows. (When used in this Section 2, "to its knowledge," "to the Seller's knowledge" or like terms shall mean the actual knowledge of Seller's directors and officers.)

     2.1  ORGANIZATION; GOOD STANDING.  Seller is a corporation duly organized,
          ---------------------------
validly existing and in good standing under the laws of the State of Delaware. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so authorized would not have a material adverse effect on Seller.

     2.2  AUTHORITY.  Seller has all requisite corporate power and authority to
          ---------
(a) execute and deliver this Agreement, and (b) consummate the transactions contemplated hereby.

     2.3  BINDING EFFECT.  All action on the part of Seller necessary for the
          --------------
authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been or will be taken prior to the Closing Date. This Agreement shall constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability is subject to general principles of equity.

     2.4  CONSENTS.  Except as set forth on Exhibit 2.6 attached hereto and
          --------
except for the filings by Seller and Buyer required by the HSR Act, Seller is not required to obtain the consent, approval or authorization of, or make a filing or registration with, any governmental authority (federal, state or local) or other person or entity in order to consummate the sale of the Shares and satisfy its obligations hereunder.

     2.5  COMPLIANCE WITH LAWS.  To Seller's knowledge, Seller is not in
          --------------------
violation of any applicable constitutions, statues, regulations, rules, codes, ordinances or other laws or injunctions, judgments, writs, orders, decrees or rulings which violation would have a material adverse effect on Seller's ability to perform its obligations hereunder. Seller has received no notice of a governmental agency, board or accounting body investigation of Seller which would have a material adverse effect on Seller's ability to perform its obligations hereunder, and Seller is not aware of any facts and circumstances which might reasonably be expected to result in such a governmental agency, board or accounting investigation of Seller.

     2.6  NO VIOLATION.  Subject to obtaining the required consents and
          ------------
approvals set forth on Exhibit 2.6, the entry into and delivery of this Agreement, the Group Physician Services Agreement, the Registration Rights Agreement, the Security Agreements, the Administrative Services Agreement and the consummation of the transactions contemplated hereby and thereby will not constitute or result in a violation, breach or default (or an event which, with notice or lapse of time or both, would constitute a default) under any provision of any mortgage, lease, agreement, contract, instrument or other arrangement nor, to Seller's knowledge, any constitution, statute, regulation, rule, code, ordinance, order, writ, injunction, judgment, ruling or decree to which any property of Seller is subject or by which Seller is bound which violation, breach or default would have a material adverse effect on Seller's ability to perform its obligations hereunder. Seller makes no representation or warranty with respect to compliance with the new Physician Incentive Plan ("PIP") regulations issued by Health Care Finance Agency ("HCFA"), notwithstanding anything to the contrary in this Agreement.

     2.7  LITIGATION.  There is no action, claim, investigation or proceeding
          ----------
pending, or, to Seller's knowledge, threatened against or involving Seller which would have a material adverse effect on Seller's ability to perform its obligations hereunder.

     2.8  BROKERS' FEES.  Seller has no liability or obligation to pay any fees
          -------------
or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

     2.9  INVESTMENT.
          ----------

          (a) Seller is a sophisticated investor by virtue of its numerous prior investments made on its own behalf or through entities that Seller, alone or with others, controls. Seller is also an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

          (b) Seller has been furnished or has been given access to any and all material documents and information regarding Buyer.

          (c) Seller acknowledges and understands that neither the FPA Shares nor the Warrants (or underlying shares) have been registered under the Securities Act of 1933, as amended, or related laws and regulations or any other applicable securities laws of any other jurisdiction (collectively, the "Securities Laws"). Seller understands that, except as provided in the Registration Rights Agreement or the Note, it has no rights whatsoever to request, and that the Buyer is under no obligation whatsoever to furnish, a registration of the FPA Shares, the Warrants or the shares underlying the Warrants, under the Securities Laws.

          (d) The FPA Shares and Warrants Seller is acquiring are being acquired solely for its account and are not being purchased with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended, or any other applicable Securities Laws. Seller will not resell or offer to resell the FPA Shares, the Warrants or the shares underlying the Warrants except in accordance with the terms of this Agreement and in compliance with all applicable Securities Laws.

          (e) Seller understands that the FPA Shares being acquired, and the shares underlying the Warrants, if and when acquired, will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended, and that the certificate(s) representing said shares will bear a restrictive legend thereon (in addition to any other legend required by any other provision of this Agreement) as follows:

     The shares represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner ("Transfer") unless they are registered under the Act and any applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel or written undertaking, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Act or any applicable securities laws. The Shares are subject to a Registration Rights Agreement between Physician Corporation of America and FPA Medical Management, Inc.

     2.10 Shares.  Seller holds of record and owns beneficially the number of
          ------
Shares set forth next to its name in Exhibit 2.10   attached hereto, which
Shares constitute all of the issued and
outstanding capital stock of the Corporation. Other than any restrictions under the Act and state securities laws and a security interest in favor of Citibank, N.A., which security interest, with respect to the Shares, shall be released at or before Closing, Seller has, and at Closing Seller will transfer to Buyer, good and marketable title to the Shares, free and clear of any restrictions on transfer, taxes, security interests, liens, pledges, mortgages, charges, covenants, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims and demands (except for covenants set forth in this Agreement). Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of any capital stock of the Corporation (other than this Agreement). Seller is not party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Corporation.

     2.11 DISCLOSURE.  No representation or warranty by Seller in this
          ----------
Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

SECTION 3.     REPRESENTATIONS AND WARRANTIES CONCERNING THE CORPORATION AND THE
               -----------------------------------------------------------------
               SUBSIDIARIES.
               ------------

     Seller represents and warrants to Buyer, which representations and warranties are true and correct on the date hereof and shall be true and correct through and including the Effective Closing Date (other than the representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.7, 3.9, 3.10, 3.12, 3.13,
3.14, 3.15, 3.17, 3.20, 3.21 and 3.24, which shall be true and correct through and including the Closing Date), as follows. When used in this Section 3, the terms "to its knowledge," "to Seller's knowledge" or like terms referring to Seller, the Corporation and its Subsidiaries, taken as a whole, shall mean the actual knowledge of Seller's directors and officers and the directors and officers of the Corporation and the Subsidiaries.

     3.1  ORGANIZATION; GOOD STANDING.  (a) The Corporation is a corporation
          ---------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so authorized would not have a

Material Adverse Effect (as hereinafter defined). For purposes of this Section 3, "Material Adverse Effect" shall mean a material adverse effect on the assets, business, financial condition or results of operations of the Corporation and its Subsidiaries.

          (b) Exhibit 3.1(b) lists each corporation, partnership, firm, association or business organization, entity or enterprise in which the Corporation has an equity interest or that is, directly or indirectly through one or more intermediaries, controlled by the Corporation (each, a "Subsidiary" and collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so authorized would not have a Material Adverse Effect. Except as listed in
Exhibit 3.1.(b), the Corporation does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or other ownership interest in any entity or business. All of the outstanding shares of capital stock or other securities of each Subsidiary owned by the Company are free and clear of any security interest, restriction, option, voting trust or agreement, proxy, encumbrance, claim or charge of any kind whatsoever, and are validly issued, fully paid and nonassessable. There are no (a) securities convertible into or exchangeable for the capital stock or other securities of any Subsidiary, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of any Subsidiary or securities which are convertible into or exchangeable for capital stock or other securities of any Subsidiary, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any Subsidiary, any such convertible or exchangeable securities or any such options, warrants or other rights.

     3.2  AUTHORITY.  The Corporation and each of the Subsidiaries have all
          ---------
requisite corporate power and authority to (a) own or lease their properties and assets, and (b) carry on their businesses as and where they are now being conducted. The Corporations and each of the Subsidiaries hold and will hold on the Closing Date (subject to the grant of the consents and approvals set forth in Exhibits 2.6 and 3.9) all necessary licenses, permits, contracts and approvals required by governmental laws or regulations from the federal government, state authorities, local authorities and other regulatory agencies necessary for the operation of the business in which they are engaged and to own or lease their properties and assets.

Seller has delivered to Buyer correct and complete copies of the Articles of Incorporation or Articles of Association, as the case may be, and bylaws of the Corporation and each of the Subsidiaries (as amended to the Closing Date). The minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of the Corporation and each of the Subsidiaries are correct and complete. None of the Corporation or the Subsidiaries is in default under or in violation of any provision of its respective Articles of Incorporation or Articles of Association, as the case may be, or bylaws.

     3.3  FINANCIAL STATEMENTS.  Attached hereto as Exhibit 3.3 are copies of
          --------------------
audited consolidated balance sheets and consolidated statements of operations, stockholders' equity and cash flows for the Corporation for the years ended December 31, 1995 and December 31, 1994 and the unaudited consolidated balance sheet as of March 31, 1996 and unaudited consolidated income statement for the three months ended March 31, 1996, and notes thereto, and any interim financial statements prepared to date (the "Financial Statements"). Except for the three month 1996 and interim Financial Statements, the Financial Statements have been audited by independent certified public accountants and present fairly the financial condition of the Corporation and the results of its operations at the dates and for the periods indicated. The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently for the periods specified, and are consistent with the books and records of the Corporation (which books and records are true, correct and complete in all material respects). All liability accruals with respect to professional liability, including medical malpractice, have been determined in accordance with the accounting policy set forth on Exhibit 3.5.2 attached hereto.

     3.4  EVENTS SUBSEQUENT TO YEAR END FINANCIAL STATEMENTS.  Since December
          --------------------------------------------------
31, 1995, and except as set forth on Exhibit 3.4 attached hereto, there has not been any material adverse change in the business, financial condition, operations or results of operations of any of the Corporation or the Subsidiaries. Without limiting the generality of the foregoing, since December 31, 1995, and except as set forth on Exhibit 3.4 attached hereto (and excluding the execution, delivery and performance of this Agreement):

          (a) none of the Corporation or the Subsidiaries has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

          (b) none of the Corporation or the Subsidiaries has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $50,000 or outside the ordinary course of business;

          (c) no party (including any of the Corporation or the Subsidiaries) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $50,000 to which any of the Corporation or the Subsidiaries is a party or by which any of them is bound;

          (d) none of the Corporation or the Subsidiaries has imposed any security interest, mortgage, pledge, lien, restriction, covenant, charge or encumbrance of any kind or any character upon any of its assets, tangible or intangible, involving more than $10,000 singly or $50,000 in the aggregate;

          (e) none of the Corporation or the Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the ordinary course of business;

          (f) none of the Corporation or the Subsidiaries has made any capital investment in, any loan to or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) either involving more than $50,000 or outside the ordinary course of business;

          (g) none of the Corporation or the Subsidiaries has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $50,000;

          (h) none of the Corporation or the Subsidiaries has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the ordinary course of business;

          (i) there has been no change made or authorized in the certificate or articles of incorporation or bylaws of any of the Corporation or the Subsidiaries;

          (j) none of the Corporation or the Subsidiaries has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (k) none of the Corporation or the Subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

          (l) none of the Corporation or the Subsidiaries has experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

          (m) none of the Corporation or the Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the ordinary course of business;

          (n) none of the Corporation or the Subsidiaries (i) has entered into any employment contract or collective bargaining agreement, written or oral, or modified in any material respect the terms of any existing such contract or agreement or (ii) has been involved in any labor dispute or disturbance, other than routine individual grievances which are not material to its business, financial condition or results of operation;

          (o) none of the Corporation or the Subsidiaries has granted any bonuses or a greater than five percent (5%) aggregate increase in the base compensation of any of its directors, officers and employees outside the ordinary course of business;

          (p) none of the Corporation or the Subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Plan (as hereinafter defined));

          (q) none of the Corporation or the Subsidiaries has made any other change in employment terms for any of its directors, officers and employees outside the ordinary course of business;

          (r) none of the Corporation or the Subsidiaries has made or pledged to make any charitable or other capital contribution outside the ordinary course of business; and

          (s) other than events, occurrences, incidents, actions, failures to act or transactions directly relating to professional liability, including medical malpractice, there has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving any of the Corporation or the Subsidiaries and involving more than $50,000 singly or $250,000 in the aggregate.

     3.5  ABSENCE OF UNDISCLOSED LIABILITIES.
          ----------------------------------

          3.5.1  UNDISCLOSED LIABILITIES NOT RELATING TO PROFESSIONAL LIABILITY.
                 --------------------------------------------------------------
Except as and to the extent specifically disclosed on the balance sheet contained in the most recent Financial Statements, neither the Corporation nor the Subsidiaries has any liabilities, commitments or obligations not relating to professional liability, including medical malpractice (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise), other than liabilities and obligations incurred since the date of the most recent Financial Statement in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of the Corporation or the Subsidiaries. Except as and to the extent specifically disclosed on the balance sheet contained in the most recent Financial Statements, to the knowledge of Seller, there is no basis for the assertion against the Corporation or the Subsidiaries of any liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities, except liabilities and obligations incurred in the ordinary course of the Corporation's or the Subsidiaries' business and consistent with past practice and liabilities relating to professional liability, including medical malpractice.

          3.5.2  UNDISCLOSED LIABILITIES RELATING TO PROFESSIONAL LIABILITY.
                 ----------------------------------------------------------
Except as and to the extent specifically disclosed on the balance sheet contained in the most recent Financial Statements or not required to be accrued on the books of the Corporation or the Subsidiaries prior to the Closing under the accounting policy for professional liability accruals set forth on Exhibit
3.5.2 attached hereto, neither the Corporation nor the Subsidiaries has any liabilities, commitments or obligations relating to professional liability, including medical malpractice (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise), other than liabilities and obligations incurred since the date of the most recent Financial Statement in the ordinary course of business and consistent with past practice and none of which has or will have a Material Adverse Effect. Except as and to the extent specifically disclosed on the balance sheet contained in the most recent Financial Statements or not required to be accrued on the books of the Corporation or the Subsidiaries prior to the Closing under the accounting policy for professional liability accruals set forth on Exhibit 3.5.2 attached hereto, to the knowledge of Seller, there is no basis for the assertion against the

Corporation or the Subsidiaries of any liability relating to professional liability, including medical malpractice. Except as and to the extent disclosed in the most recent Financial Statements or not required to be accrued on the books of the Corporation or the Subsidiaries prior to the Closing under the accounting policy for professional liability accruals set forth on Exhibit 3.5.2 hereto, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities relating to professional liability, including medical malpractice.

     3.6  TITLE TO AND CONDITION OF ASSETS.  With respect to the Assets (as
          --------------------------------
hereinafter defined):

          3.6.1  SOLE OWNERSHIP.  Except as set forth on Exhibit 3.6.1 attached
                 --------------
hereto, the Corporation is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, clear, indefeasible and marketable title to, or a valid leasehold interest in, all of the properties and assets used by them, located on their premises or shown on the balance sheet contained in the most recent Financial Statements or acquired after the date thereof (collectively, the "Assets"). Except as set forth on Exhibit 3.6.1 attached hereto, none of the Assets are subject to (a) any security interest, mortgage, pledge, lien, restriction, covenant, charge or encumbrance of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise, or (b) any claims whereby any person or entity other than the Corporation will have acquired or will have a basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of any of the Assets, involving more than $10,000 singly or $50,000 in the aggregate. None of the Assets are subject to any restrictions with respect to the transferability thereof, subject to laws of general applicability. The Corporation's title thereto will not be affected by the transactions contemplated hereby.

          3.6.2  NO MATERIAL DEFECTS.  To the knowledge of Seller, and except as
                 -------------------
set forth on Exhibit 3.6.2 attached hereto, there is no material defect in or unsafe condition with respect to any Assets.

          3.6.3  GOOD CONDITION.  To the knowledge of Seller, and except as set
                 --------------
forth on Exhibit 3.6.3 attached hereto, the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are located on the premises where the Corporation's and the Subsidiaries' businesses are located. All buildings and other structures owned or otherwise utilized by the Corporation are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems.

     3.7  TAXES.
          -----

          3.7.1  TAX RETURNS.  Each of the Corporation and the Subsidiaries has
                 -----------
timely filed all federal, state, foreign, county, local and other tax returns that it was required to file. All such tax returns were correct and complete in all respects when filed. All taxes owed by any of the Corporation or the Subsidiaries (whether or not shown on any tax return) have been paid. None of the Corporation or the Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where any of the Corporation or the Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests, mortgages, pledges, liens, restrictions, covenants, charges or encumbrances of any kind on any of the Assets that arose in connection with any failure (or alleged failure) to pay any tax.

          3.7.2  WITHHOLDING.  Each of the Corporation and the Subsidiaries has
                 -----------
withheld and paid, when due, all taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

          3.7.3  TAX DISPUTES.  To the knowledge of Seller and the directors or
                 ------------
officers of the Corporation and the Subsidiaries, no governmental authority has, or has threatened to, assess any of the Corporation or the Subsidiaries with any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of any of the Corporation or the Subsidiaries. Seller has delivered to Buyer correct and complete copies of all state and federal income tax returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Corporation or the Subsidiaries since December 31, 1990.

          3.7.4  WAIVERS AND EXTENSIONS.  None of the Corporation or the
                 ----------------------
Subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

          3.7.5  CODE SECTIONS.  The Corporation and the Subsidiaries (a) have
                 -------------
been members of an affiliated group filing a consolidated federal income tax return, and (b) except as disclosed on the most recent Financial Statements and/or set forth on Exhibit 3.7.5 hereto, none of the Corporation or the Subsidiaries has any liability for the taxes of any person (other than any of the Corporation or the Subsidiaries) under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          3.7.6  TAX INFORMATION.  Exhibit 3.7.6 attached hereto sets forth the
                 ---------------
following information with respect to each of the Corporation and the Subsidiaries as of the most recent practicable date: (a) the basis of each of the Corporation and the Subsidiaries in its assets, and (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Corporation or the Subsidiaries.

          3.7.7  UNPAID TAXES.  The unpaid taxes (and any interest and penalties
                 ------------
thereon or with respect thereto) of the Corporation and the Subsidiaries (a) did not, as of the date of the balance sheet contained in the most recent Financial Statements, exceed the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet contained in the most recent Financial Statements, and (b) do not exceed that reserve as adjusted for the passage of time through the Effective Closing Date in accordance with the past custom and practice of the Corporation and the Subsidiaries in filing their tax returns.

     3.8  BOOKS OF ACCOUNT.  The books of account of the Corporation and the
          ----------------
Subsidiaries accurately and fairly reflect, in reasonable detail and in all material respects, the Corporation's and the Subsidiaries' transactions and the disposition of their assets. All notes and accounts receivable of the Corporation and the Subsidiaries are reflected in accordance with generally accepted accounting principles on their books and records, are valid receivables subject to no material setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts subject only to normal adjustments in the ordinary course of business and the reserves for contractual allowances and bad debts set forth on the face of the balance sheet contained in the most recent Financial Statements as adjusted for the passage of time through the Effective Closing Date in accordance with past custom and practice of the Corporation and the Subsidiaries.

     3.9  CONSENTS, LICENSES AND PERMITS.  Except as set forth on Exhibits 2.6
          ------------------------------
or 3.9 attached hereto, neither the Corporation nor the Subsidiaries is required to obtain the consent, approval or authorization of, or make a filing or registration with, any governmental authority (federal, state or local) or other person or entity in order to consummate the sale of the Shares and satisfy their obligations hereunder except where the failure to obtain such consent, approval or authorization would not have a Material Adverse Effect. Except for consents relating to the Leases (as hereinafter defined in Section 3.2.2.2), third-party payor contracts and management services agreements set forth on Exhibit 2.6 attached hereto, and regulatory approvals, if any, relating to the Group Physician Services Agreement (with respect to all of which, Seller shall use its best efforts to obtain all necessary consents, approvals and authorizations, and to make all necessary filings and registrations prior to the Closing Date, Seller, the Corporation and the Subsidiaries will have obtained all consents, releases and permissions of every kind or nature required in connection with the sale of the Shares and the performance of their obligations hereunder except where the failure to obtain such consent, release or permission would not have a Material Adverse Effect. Seller, the Corporation and the Subsidiaries shall obtain all such consents without any material changes in the terms of the underlying agreements and obligations. Each of the Corporation and the Subsidiaries has all licenses, permits, approvals, authorizations and consents of all government entities and all certification organizations required for the conduct of its business as presently conducted. All such licenses, permits, approvals, authorizations and consents are described on Exhibit 3.9 attached hereto and are in full force and effect. The Corporation and the Subsidiaries are and have been in compliance in all material respects with all such permits, licenses, approvals, authorizations and consents.

     3.10  COMPLIANCE WITH LAWS.  To Seller's knowledge, the Corporation, the
           --------------------
Subsidiaries and the contract physicians have operated their businesses in compliance with, and are not in violation of, any applicable constitutions, statutes, regulations, rules, codes, ordinances or other laws or constitutions, injunctions, judgments, writs, orders, decrees or rulings except for violations which would not have a Material Adverse Effect. Seller, the Corporation and the Subsidiaries have received no notice of a governmental agency, board or accounting body investigation, audit, compliance review or similar inquiry of the Corporation or the Subsidiaries which would have a Material Adverse Effect, and Seller and the directors and officers of the Corporation and the Subsidiaries are not aware of any facts and circumstances which might reasonably be expected to result in such a material governmental agency, board or accounting body investigation of the Corporation or the Subsidiaries. Seller makes no representation or warranty with respect to compliance with the new PIP regulations issued by HCFA, notwithstanding anything to the contrary in this Agreement.

     3.11  CONTRACTS, OBLIGATIONS AND COMMITMENTS.  Exhibit 3.11 attached hereto
           --------------------------------------
sets forth an accurate and complete list of all material contracts, agreements, options, leases, commitments and instruments (other than those set forth in Section 3.13.2.6 hereof) ("Contracts") entered into by the Corporation and the Subsidiaries, including any and all leases of real property, loan agreements and other instruments evidencing indebtedness, and Contracts involving expenditures and/or payments in excess of $25,000 annually. The Corporation and the Subsidiaries have provided, or will provide prior to the Effective Closing Date, Buyer with complete and correct copies of all such items listed on Exhibit 3.11 attached hereto. Except for such items listed on Exhibit 3.11 attached hereto, there are no other material contracts or other arrangements under which goods, equipment or services are provided, leased or rendered by, or are to be provided, leased or rendered to, the Corporation or the Subsidiaries. Except as set forth in
Exhibit 3.11 attached hereto: (a) the Contracts have not been modified, pledged, assigned or amended in any material respect, are valid and enforceable in accordance with their respective terms and are in full force and effect; (b) there are no material defaults by the Corporation, the Subsidiaries or any other party to the Contracts; (c) the Corporation and the Subsidiaries have not received notice of any material default, offset, counterclaim or defense under any Contract; (d) to the knowledge of Seller and the directors and officers of the Corporation and the Subsidiaries, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by the Corporation or the Subsidiaries of the terms of any Contract, except for any consents required to consummate the sale of the Shares hereunder (and the other transactions contemplated hereby) which are set forth on Exhibits 2.6, 3.9 or 3.12 attached hereto; and (e) there does not now, and at Closing will not, exist any material security interest, mortgage, pledge, restriction, charge, lien, encumbrance or claim of others on any interest created under any Contract other than as specifically provided or disclosed in this Agreement and the Exhibits attached hereto. None of the Contracts is subject to termination from and after the Effective Closing Date and prior to the expiration of its stated term by any party to such Contract, except as stated in each such Contract.

     3.12  LICENSING; MEDICARE.  Each physician employed by and/or associated
           -------------------
with the Corporation and/or the Subsidiaries is a duly licensed doctor of medicine, osteopathic medicine, doctor of chiropractic or podiatric medicine, having an unrestricted license to practice medicine in the State of Florida, including, if applicable, an unrestricted license to prescribe controlled medications, substances and supplies. Except as set forth on Exhibit 3.12 attached hereto, all physicians and all health care providers employed by (and, to the knowledge of Seller, all physicians and all health care providers associated with) the Corporation and/or the Subsidiaries comply with all accreditation and recredentialing requirements of all state licensed health maintenance organizations operated by Seller and/or its affiliates, and all physicians employed by (and, to the knowledge of Seller, all physicians associated with) the Corporation and/or the Subsidiaries are in compliance with all applicable local, state and federal laws relating to the provision of medical services, including (without limitation) the Federal Clinic

Laboratory Improvements Act, Medicare, Medicaid and state fraud and abuse laws, federal and state self-referral laws and board of medicine regulations. Each physician employed by (and, to the knowledge of Seller, each physician associated with) the Corporation and/or the Subsidiaries who provides Medicare and Medicaid services is recognized as a Medicare and Medicaid provider of physician services and is qualified to provide basic health services under Medicare and Medicaid. Each physician employed by (and, to the knowledge of Seller, each physician associated with) the Corporation and/or the Subsidiaries who does not currently provide Medicare and Medicaid services is not prohibited from qualifying to provide basic health services under Medicare or Medicaid. Neither Seller, the Corporation nor the Subsidiaries has engaged, or is engaging, in any billing or other practice that is prohibited by Medicare or Medicaid.

     3.13  EMPLOYMENT MATTERS.
           ------------------

          3.13.1  EMPLOYEE LIST.  Exhibit 3.13.1 attached hereto sets forth a
                  -------------
list as of the date hereof of each employee of the Corporation and the Subsidiaries, together with such person's position, rate of compensation and date of hire. To the knowledge of Seller and the directors and officers of the Corporation and the Subsidiaries, no executive, key employee or group of employees has any plans to terminate employment with any of the Corporation or the Subsidiaries, and except as set forth on Exhibit 3.13.1, none of the Corporation or the Subsidiaries has committed any unfair labor practice and the Corporation and the Subsidiaries do not have any present or threatened labor strike, work stoppage or slowdown. Neither Seller nor the directors and officers of the Corporation or the Subsidiaries have any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Corporation or the Subsidiaries. The Corporation and the Subsidiaries are not a party to any collective bargaining contracts or any other contracts, agreements or understandings with any labor unions or other representatives of the Corporation's or the Subsidiaries' employees and no such agreements are currently being negotiated. Except as set forth on Exhibit 3.13.1 attached hereto, the Corporation and the Subsidiaries are not a party to any written or oral employment agreements with any of their employees, consultants, agents or other persons, except any such agreement which is terminable by the Corporation or the Subsidiaries at will without penalty or cost to the Corporation or the Subsidiaries.

          3.13.2  EMPLOYEE BENEFIT PLANS.
                  ----------------------

               3.13.2.1 Each employee benefit plan in which employees of the Corporation or the Subsidiaries participate or to which the Corporation or the Subsidiaries contribute, including, without limitation, any employee benefit plan within the meaning of Section 3(3) of ERISA ("Plan") of any of the Corporation or the Subsidiaries, complies in form and in operation in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code (where applicable) and other applicable laws. All Plans are sponsored by Seller and will cease to apply to employees of the Corporation and the Subsidiaries after Closing.

               3.13.2.2 All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Plan except where the failure to file or distribute such report or description would not have a Material Adverse Effect. The requirements of Part 6 of Subtitle B of Title I of ERISA have been met in all material respects with respect to each such Plan which is "group health plan" (as defined in Section 607(1) of ERISA).

               3.13.2.3 All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA ("Pension Plan")) and all contributions for any period ending on or before the Effective Closing Date which are due on or before such date have been or will be paid to each such Pension Plan. All premiums or other payments for all periods ending on or before the Effective Closing Date have been or will be paid or accrued in accordance with past custom and practice with respect to each such Plan which is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA ("Welfare Plan")).

               3.13.2.4 Each such Plan which is a Pension Plan and which is intended to meet the requirements of Code Section 401(a) has received a currently effective favorable determination letter from the Internal Revenue Service and nothing has occurred since the date of such letter that has or is likely to adversely affect the Plan's qualification or exemption (other than the consummation of the transactions provided for herein).

               3.13.2.5 Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts and other funding agreements which implement each such Plan.

               3.13.2.6 With respect to each Plan that any of the Corporation or the Subsidiaries maintains or has maintained within three years prior to the date hereof, or to which any of them contributes or has contributed within three years prior to the date hereof, there have been no "prohibited transactions" (as defined in Section 406 of ERISA and Code Section 4975) with respect to any such Plan for which the Corporation or the Subsidiaries could incur any liability, whether direct or as a result of indemnification, which would have a Material Adverse Effect; the Corporation and the Subsidiaries do not have any liability, whether direct or as the result of indemnification, for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Plan which would have a Material Adverse Effect; no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Plan (other than routine claims for benefits) is pending, or to the knowledge of Seller and the directors and officers of the Corporation and the Subsidiaries, threatened; and neither the Seller nor the directors and officers of the Corporation and the Subsidiaries have any knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

               3.13.2.7 None of the Corporation or the Subsidiaries, nor any member of a controlled group that includes or included either the Corporation or the Subsidiaries, maintains or contributes to, ever maintained or has contributed to or ever has been required to maintain or contribute to any employee benefit plan, fund or arrangement subject to Title IV of ERISA, including, without limitation, any "multiemployer plan" (as defined in Section 3(37) of ERISA).

               3.13.2.8 None of the Corporation or the Subsidiaries maintain or ever has maintained or contributes, ever has contributed or ever has been required to contribute to any Welfare Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Part 6 of Subtitle B of Title I of ERISA).

               3.13.2.9 For purposes of Section 3.13.2.7, the phrase "member of a controlled group" means any corporation, trade or business that, together with either the Corporation or one of more of the Subsidiaries, is or ever was a member of (i) a controlled group of corporations, (ii) a group of trades or businesses under common control, or (iii) an affiliated service group, within the meaning of Sections 414(b), (c) or (m), respectively.

     3.14  GUARANTIES.  None of the Corporation or the Subsidiaries is a
           ----------
guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other person, except as otherwise expressly provided in this Agreement.

     3.15  NO VIOLATION.  Subject to obtaining the consents and approvals set
           ------------
forth on Exhibits 2.6 and 3.9 hereto, the entry into and delivery of this Agreement and the consummation of the transactions contemplated hereby will not constitute or result in a violation, breach or default (or an event which, with notice or lapse of time or both, would constitute a default) under any provision of any charter, bylaw, mortgage, lease, agreement, contract, instrument or other arrangement nor, to the knowledge of Seller and the officers and directors of the Corporation and the Subsidiaries, any constitution, statute, regulation, rule, code, ordinance, order, writ, injunction, judgment, ruling or decree to which any property of the Corporations is subject or by which the Corporation or the Subsidiaries are bound which violation, breach or default would have a Material Adverse Effect.

     3.16  LITIGATION.  Except as set forth on Exhibit 3.16 attached hereto or
           ----------
as set forth in the most recent Financial Statements, there is no action, suit, arbitration, claim, investigation, inquiry or proceeding pending or, to the knowledge of Seller, threatened against or involving the Corporation or the Subsidiaries (including, but not limited to, any claims based upon any theory of professional malpractice which would be subject to accrual under the accounting policy set forth on Exhibit 3.5.2 attached hereto) which would have a Material Adverse Effect and, to the knowledge of Seller, there are no existing facts (excepting professional liability, including medical malpractice, which is not subject to accrual under the accounting policy set forth on Exhibit 3.5.2) which may hereafter result in claims being made against the Corporation or the Subsidiaries which would have a Material Adverse Effect. Exhibit 3.16 attached hereto sets forth each instance in which any of the Corporations is subject to any outstanding injunction, judgment, order, decree, ruling or charge.

     3.17  INSURANCE.  A description of all insurance policies (other than those
           ---------
set forth in Section 3.13.2.6 hereof) presently in effect with respect to the Corporation and the Subsidiaries, including the carrier, coverage description, coverage limits, deductibles, annual premiums, expiration date and date through which premiums have been paid, is set forth in Exhibit 3.17 attached hereto.
The Corporation and the Subsidiaries have maintained (a) insurance on all of their assets and their businesses of a type customarily insured, covering property damage and loss of income by fire and other casualties, and (b) commercially reasonable insurance protection against all liabilities, claims and risks against which it is customary to insure. With respect to each such insurance policy: (x) the policy is valid, enforceable and in full force and effect; (y) neither any of the Corporation or the Subsidiaries nor, to the knowledge of Seller and the directors and officers of the Corporation and the Subsidiaries, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification or acceleration, under the policy; and (z) no party to the policy has repudiated any provision thereof. Each of the Corporation and the Subsidiaries has been covered since the shorter time period of (i) its inception, or (ii) the past three (3) years, by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.

     3.18  ENVIRONMENTAL MATTERS.  Except as set forth on Exhibit 3.18 attached
           ---------------------
hereto, to the knowledge of Seller, the Corporation and the Subsidiaries are in compliance with all applicable Environmental Laws (as hereinafter defined), and none of them have received any notice of any alleged violation of any Environmental Laws. Each of the Corporation and the Subsidiaries have obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses and other authorizations which are required, and has complied with all other limitations, restrictions, standards, prohibitions, requirements, obligations, schedules and timetables under any applicable Environmental Laws. Except as set forth on Exhibit 3.18 attached hereto, to the knowledge of Seller, none of the Corporation or the Subsidiaries have any liability (and none of the Corporation or the Subsidiaries and their respective predecessors and affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of the Corporation or the Subsidiaries giving rise to any liability under any applicable Environmental Laws) for damage to any site, location or body of water (surface or subsurface), for any illness or personal injury to any employee or other individual or for any reason under any applicable Environmental Laws. To the knowledge of Seller, all properties and equipment used in the business of the Corporation and the Subsidiaries and their respective predecessors and affiliates have been free of asbestos, PCB's methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans and Hazardous Substances (as hereinafter defined). For the purposes of this Agreement, "Environmental Laws" means all laws which deal with Solid Waste (as hereinafter defined) in an amount or concentration that would violate any Environmental

Laws, hazardous waste, wastewater discharges, water quality, drinking water, air emissions, air quality, Hazardous Substances or employee health, safety or environment-related right-to-know; "Hazardous Substances" means asbestos, radioactive material, radon, PCBs, petroleum hydrocarbons and any substance deemed under federal or Florida law or regulation a hazardous substance, hazardous waste, hazardous material, medical waste or pesticide; and "Solid Waste" means any substance deemed a waste under any applicable federal, state, county or local law, ordinance, rule or regulation, but not including hazardous waste.

     3.19  DISCLOSURE.  No representation or warranty by Seller in this
           ----------
Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

     3.20  CAPITALIZATION.  The entire authorized capital stock of the
           --------------
Corporation, Family First Medical Centers, Inc., Physicians Medical Group of Florida, Inc., PCA Family Pharmacy, Inc., and Century Vision Optical, Inc. consists of 100,000 shares of common stock, $0.01 par value, 200,000 shares (consisting of 100,000 shares of common stock, $.10 par value, and 100,000 shares of Series A Preferred Stock, $.10 par value), 200,000 shares (consisting of 100,000 shares of common stock, $.01 par value, and 100,000 shares of Series A Preferred Stock, $1.00 par value), 60 shares of common stock, $10.00 par value, and 60 shares of common stock, $10.00 par value, respectively. All of the issued and outstanding shares of capital stock of the Corporation and the Subsidiaries have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record and beneficially as set forth in Exhibit
2.10 attached hereto. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Corporation or the Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Corporation or the Subsidiaries. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Corporation or the Subsidiaries.

     3.21  BROKERS' FEES.  The Corporation and the Subsidiaries have no
           -------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.22  REAL PROPERTY.
           -------------

          3.22.1  OWNERSHIP.  Exhibit 3.22.1 sets forth all real property owned
                  ---------
by the Corporation and the Subsidiaries (the "Real Property"), including a description of all encumbrances, easements or rights of way of record (or, if not of record, of which Seller has notice or knowledge) granted on or appurtenant to or otherwise affecting such Real Property, the zoning classification thereof, and all plants, buildings or other structures located thereon. There are now in full force and effect duly issued certificates of occupancy permitting the Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. There is not (i) any claim of adverse possession or prescriptive rights involving any of the Real Property, (ii) any structure located on any Real Property which encroaches on or over the boundaries of neighboring or adjacent properties or (iii) any structure of any other party which encroaches on or over the boundaries of any of such Real Property. None of the Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law, regulation or ordinance. No public improvements have been commenced and to Seller's knowledge none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Real Property. To Seller's knowledge, and except as set forth in Exhibit 3.18, no portion of any of the Real Property has been used as a landfill or for storage or landfill of hazardous or toxic materials.

          3.22.2  LEASES.  Exhibit 3.22.2 attached hereto lists and describes
                  ------
briefly all real property leased or subleased to any of the Corporation and the Subsidiaries. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Exhibit 3.22.2 attached hereto (as amended through the Effective Closing Date) ("Leases"). With respect to each Lease listed in Exhibit 3.22.2 attached hereto:

               (a) all facilities leased or subleased thereunder have received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

               (b) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

               (c) the Corporation or the Subsidiaries, as applicable, have a valid leasehold interest in the facility leased or subleased, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, easement (other than customary easements such as utility easements), covenant or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants and other restrictions (including restrictions set forth in the applicable Leases) which do not impair the current use, occupancy or value, or the marketability of title, of the property subject thereto.

     3.23  INTELLECTUAL PROPERTY.  Except for the names "Physician Corporation
           ---------------------
of America" and "PCA" (and any trademark, service mark or logo employing said names) and as set forth on Exhibit 3.23 attached hereto, the Corporation or the Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of the business of the Corporation and the Subsidiaries as presently conducted. Except for the names "Physician Corporation of America" and "PCA" (and any trademark, service mark or logo employing said names) and as set forth on
Exhibit 3.23 attached hereto, each item of intellectual property owned or used by any of the Corporation or the Subsidiaries immediately prior to the Closing will be owned or available for use by the Corporation or the Subsidiaries on identical terms and conditions immediately subsequent to the Closing. Each of the Corporation and the Subsidiaries has taken all necessary action to maintain and protect each item of intellectual property that it owns or uses.

     3.24  POWERS OF ATTORNEY.  There are no outstanding powers of attorney
           ------------------
executed on behalf of any of the Corporation or the Subsidiaries.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF BUYER.
               ---------------------------------------

     Buyer hereby represents and warrants to Seller, which representations and warranties are true and correct on the date hereof and shall be true and correct through and including the Closing Date, as follows. When used in this Section 4, "to its knowledge," "to the Buyer's knowledge" or like terms shall mean the actual knowledge of Buyer's directors and officers.

     4.1   ORGANIZATION; GOOD STANDING.  Buyer is a corporation duly organized,
           ---------------------------
validly existing and in good standing under the laws of the State of Delaware. Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so authorized would not have a material adverse effect on Buyer.

     4.2   CORPORATE AUTHORITY.   Buyer has all requisite corporate power and
           -------------------
authority to (a) own and lease its properties and assets, (b) carry on its business as and where it is now being conducted, (c) execute and deliver this Agreement, and (d) consummate the transactions contemplated hereby. Buyer holds and will hold on the Effective Closing Date all necessary licenses, permits, contracts and approvals required by governmental laws or regulations from the federal government, State of Delaware, local authorities and other regulatory agencies necessary for the operation of the business in which it is engaged and to own and lease its properties and assets. Buyer is not in default under or in violation of any provision of its Articles of Incorporation or bylaws.

     4.3   BINDING EFFECT.  All corporate action on the part of Buyer and its
           --------------
officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been or will be taken prior to the Closing Date. This Agreement shall constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability is subject to general principles of equity.

     4.4   CONSENTS.  Except for the filings by Seller and Buyer required by the
           --------
HSR Act and the consent of Banque Paribas, Buyer is not required to obtain the consent, approval or authorization of, or make a filing or registration with, any governmental authority (federal, state or local) or other person or entity in order to consummate the purchase of the Shares and satisfy any material obligations hereunder. Prior to the Effective Closing Date, Buyer will have obtained all material consents, releases and permissions of every kind or nature required in connection with the purchase of the Shares and the performance of any obligations hereunder except where the failure to do so would not have a material adverse effect on Buyer. Buyer shall obtain all such consents without any material changes in the terms of the underlying agreements and obligations.

     4.5   COMPLIANCE WITH LAWS.  To Buyer's knowledge, Buyer is not in
           --------------------
violation of any applicable constitutions, statutes, regulations, rules, codes or ordinances or other laws or injunctions, judgments, orders, writs, decrees or rulings except for violations which would not have a material adverse effect on Buyer's ability to perform its obligations hereunder. Buyer has received no notice of a governmental agency, board or accounting body investigation of Buyer which would have a material adverse effect on Buyer's ability to perform its obligations hereunder, and Buyer is not aware of any facts and circumstances which might reasonably be expected to result in such a governmental agency, board or accounting investigation of Buyer. Buyer makes no representation or warranty with respect to compliance with the new PIP regulations issued by HCFA, notwithstanding anything to the contrary in this Agreement.

     4.6  DISCLOSURE.  No representations or warranties by Buyer contained in
          ----------
this Agreement, and no statement contained in this Agreement or any document or certificate furnished or to be furnished to Seller at Closing pursuant hereto, contains or will contain on the Effective Closing Date any untrue statements or omits or will omit on the Effective Closing Date to state a fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made.

     4.7  BROKERS' FEES.  Buyer has no liability or obligation to pay any fees
          -------------
or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

     4.8  INVESTMENT.
          ----------

          (a) Buyer is a sophisticated investor by virtue of its numerous prior investments made on its own behalf or through entities that the Buyer, alone or with others, controls. Buyer is also an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
          (b) Buyer has been furnished or has been given access to any and all material documents and information regarding the Corporation and the Subsidiaries.

          (c) The Buyer acknowledges and understands that the Shares have not been registered under the Securities Laws. Buyer understands that it has no rights whatsoever to request, and that the Seller or the Corporation is under no obligation whatsoever to furnish, a registration of the Shares under the Securities Laws.

          (d) The Shares Buyer is acquiring are being acquired solely for its account and are not being purchased with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended, or any other applicable Securities Laws. Buyer will not resell or offer to resell the Shares except in accordance with the terms of this Agreement and in compliance with all applicable Securities Laws.

          (e) Buyer understands that the Shares being acquired will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended, and that the certificate(s) representing the Shares will bear a restrictive legend thereon (in addition to any other legend required by any other provision of this Agreement) as follows:

     The shares represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner ("Transfer") unless they are registered under the Act and any applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel or written undertaking, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Act or any applicable securities laws.

     4.9  FPA SHARES.  At the Closing, the FPA Shares will have been duly
          ----------
authorized, will be validly issued, fully paid and nonassessable, and will be issued to Seller free and clear of any restrictions on transfer (other than documentary or transfer taxes and any restrictions under the Act, state securities laws and this Agreement), taxes, security interests, liens, pledges, mortgages, charges, covenants, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

     4.10  SEC DOCUMENTS.  Buyer has made available to Seller true and complete
           -------------
copies of each report, registration statement and definitive proxy statement filed by Buyer with the Securities and Exchange Commission ("SEC") with respect to periods on and after January 1, 1995 (the "Documents"), which are all of the documents that Buyer was required to file since such date. As of their respective dates, the Documents complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as applicable, and the applicable rules and regulations of the SEC thereunder, and none of the Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein. The consolidated financial statements of Buyer contained in the Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto or, in the case of unaudited statements, as permitted under Form 10-Q of the SEC) and present fairly the financial or consolidated financial position of Buyer, and the consolidated results of operations and cash flows of Buyer, at the dates, and for the periods, indicated.

SECTION 5.     COVENANTS OF SELLER.
               -------------------

          Seller hereby covenants to Buyer and agrees as follows:

     5.1  GENERAL.  Seller shall use commercial best efforts to take all action
          -------
and do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7.1 below). Seller acknowledges and agrees that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including tax records), agreements and financial data of any sort relating to the Corporation or any of the Subsidiaries. Seller shall continue to have reasonable access to such books and records in accordance with the provisions of Section 6.1 below.

     5.2  ACCESS AND INFORMATION.  From the date of this Agreement until
          ----------------------
Closing, Seller shall give, and will cause the

Corporation and the Subsidiaries to give, to Buyer and its representatives access during normal business hours to the premises, books, accounts and records and all other relevant documents and will make available copies of all such documents and information with respect to the business and properties of the Corporation and the Subsidiaries as representatives of Buyer may from time to time request, all in such a manner as not to unduly disrupt the Corporation's and the Subsidiaries' normal business activities. Such access may include consultations with the personnel of the Corporation and the Subsidiaries. Notwithstanding the foregoing, Buyer and its representatives shall not have access to patient medical histories of the Corporation and the Subsidiaries. From the date of this Agreement until Closing, the Corporation and the Subsidiaries shall, within five (5) days of completion, deliver to Buyer copies of any and all financial statements of the Corporation and the Subsidiaries prepared by or for the Corporation or the Subsidiaries relating to the operations of the Corporation or the Subsidiaries. Prior to the Closing Date, Seller shall notify Buyer of (a) any material adverse change in the financial position, earnings or business of the Corporation or the Subsidiaries, (b) any governmental complaints, investigations or hearings to which the Corporation or the Subsidiaries are a party, and (c) to the knowledge of Seller and the directors and officers of the Corporation and the Subsidiaries after due investigation, any pending or threatened actions, claims, investigations or proceedings to which Seller or any of the Corporation or the Subsidiaries is or may be a party (excepting professional liability, including medical malpractice, which is not subject to accrual under the accounting policy set forth on Exhibit 3.5.2).

     5.3  CONDUCT OF BUSINESS.  Prior to the Closing, except as otherwise
          -------------------
approved by Buyer, the Corporation and the Subsidiaries shall conduct their business only in the ordinary course thereof consistent with past practice, including payment of debts as they become due and payable and in such a manner that the representations and warranties contained in Sections 2 and 3 hereof shall be true and correct at and as of the Effective Closing Date. The Corporation and the Subsidiaries shall, consistent with conducting their business in accordance with reasonable business judgment, use their commercial best efforts to maintain and preserve their business organization, employee relationships, patient base and rights under the Contracts and Leases and will not, without the prior written consent of Buyer, enter into any contract or arrangement having an economic value in excess of $50,000.

     5.4  LICENSES.  During the period from the date of this Agreement until the
          --------
Closing Date, the Corporation and the Subsidiaries will not, without Buyer's prior written consent, amend or terminate any license, permit, approval, authorization or certificate concerning the operation of the Corporation and the Subsidiaries other than in the ordinary and usual course of business as heretofore conducted or pursuant to this Agreement.

     5.5  FINANCIAL STATEMENTS. Following the Closing, Seller shall cooperate
          --------------------
with Buyer in connection with the review, restatement and audit of the Corporation's financial statements as may be necessary under applicable law and regulation and to integrate with Buyer's system of financial reporting.

     5.6  EXCLUSIVITY.  Prior to the Closing or the earlier termination of this
          -----------
Agreement pursuant to the terms hereof, the Corporation and Seller will not solicit any proposals from or initiate any negotiations or discussions with, or enter into any agreement in principle, letter of intent or definitive agreement with, any third party with respect to a sale or other disposition of a substantial portion of or all of the outstanding capital stock or assets of any of the Corporation or the Subsidiaries. The Corporation and Seller are not engaged in any such solicitations, negotiations or discussions.

     5.7  ACQUISITION OF COMMON STOCK.  Prior to the Closing or the earlier
          ---------------------------
termination of this Agreement pursuant to the terms hereof, Seller, the Corporation and the Subsidiaries have not purchased and will not purchase or otherwise acquire any Common Stock of Buyer other than as provided in this Agreement.

     5.8  CONFIDENTIALITY.  Seller acknowledges that Buyer would be irreparably
          ---------------
damaged if confidential information concerning Buyer and the Subsidiaries were disclosed to or utilized by any person to the detriment of Buyer. Therefore, Seller shall not, at any time, directly or indirectly, without the prior written consent of Buyer, make use of after Closing or divulge, or permit any of its affiliates, employees or agents to make use of after Closing or divulge, to any person any nonpublic or proprietary information concerning the business or financial or other affairs of Buyer and the Subsidiaries that could be used to the detriment of Buyer and the Subsidiaries, except to the extent required by law or in order to preserve or enforce his rights under this Agreement. This
Section 5.8 shall survive the termination of this Agreement.

     5.9  EXHIBITS.  Seller has made available to Buyer on or prior to the
          --------
Effective Closing Date, copies of all items set forth on Exhibits to this Agreement and any and all other consents, documents or agreements to be delivered hereunder which have not previously been delivered to Buyer on the date hereof, which items and any such other consents, documents or agreements shall be in form and substance reasonably satisfactory to Buyer and Seller.

     5.10 LITIGATION SUPPORT.  In the event and for so long as Buyer actively
          ------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand (other than by Seller) in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Corporation or the Subsidiaries, Seller will cooperate with Buyer and its counsel in the contest or defense, use reasonable efforts to make available its personnel and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of Buyer (unless Buyer is entitled to indemnification therefor under Section 11 below).

     5.11 TRANSITION.  Seller shall not take any action that shall have the
          ----------
effect of discouraging any lessor, licensor, customer, supplier or other business associate of any of the Corporation or the Subsidiaries from maintaining the same business relationships with the Corporation and the Subsidiaries after the Closing as it maintained with the Corporation and the Subsidiaries prior to the Closing unless such action is taken in accordance with prudent business practices. Seller shall refer all customer inquiries relating to the businesses of the Corporation and the Subsidiaries to Buyer from and after the Closing.

     5.12 FPA SHARES.  Each certificate representing FPA Shares will be
          ----------
imprinted with a legend substantially in the following form:

          The shares represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner ("Transfer") unless they are registered under the Act and any applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel or written undertaking, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Act or any applicable securities laws. The shares are subject to a

          Registration Rights Agreement between Physician Corporation of America and FPA Medical Management, Inc.

     5.13 INSURANCE.  The Corporation and the Subsidiaries will maintain through
          ---------
the Closing (a) insurance on all of their assets and their businesses of a type customarily insured, covering property damage and loss of income by fire and other casualties, and (b) commercially reasonable insurance protection against all liabilities, claims and risks against which it is customary to insure. The Corporation and the Subsidiaries will maintain and continue to carry through the Closing their existing insurance subject to variations and amounts required in the ordinary course of business as heretofore conducted through the Closing Date.

     5.14 NONCOMPETITION; CONFIDENTIALITY.  Subject to the Closing, and as an
          -------------------------------
inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the business of the Corporation being acquired pursuant to this Agreement, Seller hereby covenants and agrees as follows:

          5.14.1    COVENANT NOT TO COMPETE.  For a period of four (4) years
                    -----------------------
from the Closing Date, Seller will not, directly or indirectly:

               (a) engage in, continue in or carry on any business which competes with the Business (as hereinafter defined) or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged. For purposes of this Section 5.14, the term "Business" shall mean the physician practice management industry;

               (b) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of the Corporation or Buyer in any aspect with respect to the Business, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor;

               (c) solicit any employee of the Corporation for employment, without the prior written consent of Buyer; or

               (d) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Business;

               provided, however, that the foregoing shall not prohibit: (i) the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed five percent (5%) of the outstanding shares of any such corporation; (ii) the establishment of joint venture arrangements with physicians and/or hospitals similar to those which Seller currently has in effect with Cleveland Clinic and Jackson/UM; and (iii) the establishment of urgent care centers within one mile of hospital emergency rooms, provided that Seller shall negotiate in good faith with Buyer and its affiliates to provide such services if Buyer or an affiliate thereof, including the Corporation or any of the Subsidiaries, has a clinic within such one-mile radius. The parties agree that the geographic scope of this covenant not to compete shall extend to the State of Florida. The parties agree that Buyer may not sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

          5.14.2    COVENANT OF CONFIDENTIALITY.  Seller shall not at any time
                    ---------------------------
subsequent to the Closing, except as explicitly requested by Buyer, (i) use for any purpose, or (ii) disclose to any person (other than Seller's employees and agents), any confidential information concerning the Corporation and the Subsidiaries, except as required by applicable law or pursuant to court order. For purposes hereof, "confidential information" shall mean and include, without limitation, all intellectual property in which the Corporation or any Subsidiary has an interest, all customer lists and customer information, and all other information concerning the Corporation and the Subsidiaries' processes, apparatus, equipment, packaging, products, marketing and distribution methods, not previously disclosed to the public directly by the Corporation.

          5.14.3    EQUITABLE RELIEF FOR VIOLATIONS.  Seller agrees that the
                    -------------------------------
provisions and restrictions contained in this Section 5.14 are necessary to protect the legitimate continuing interests of Buyer in acquiring the Shares, and that any violation or breach of these provisions will result in irreparable injury to Buyer for which a remedy at law would be inadequate and that, in additional to any relief at law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 5.14. In addition, the covenant not to compete and covenant of confidentiality contained in this
Section 5.14 shall terminate immediately upon a Default under the Note (as defined in Section 8.1 of the Note).

          5.14.4    MANDATORY BUYOUT.  In the event (a) Seller (or a wholly-
                    ----------------
owned subsidiary thereof) reacquires the Clinic Business pursuant to Section 8 of this Agreement, or (b) Seller is, or substantially all of Seller's assets are, acquired by any third party, the covenant not to compete hereunder will terminate and Seller shall pay to Buyer, in addition to the purchase price payable under Section 8, if applicable, an amount determined by multiplying (a) Two Million Dollars ($2,000,000.00) by (b) a fraction, the numerator of which is the number of days remaining under this four-year covenant and the denominator of which is Fourteen Hundred Sixty-One (1,461).

     5.15 UPDATING. Seller will promptly notify Buyer in writing of any changes
          --------
to any Exhibits attached to this Agreement, provided that such notification shall not cure any breach existing under the Agreement prior to such change.

     5.16 IPA PROVIDER AGREEMENTS.  Seller covenants and agrees to negotiate in
          -----------------------
good faith and use commercially reasonable best efforts to enter into Independent Practice Association ("IPA") Provider Agreements with Buyer in Dallas, San Antonio, Houston and Austin, Texas, and in Florida. Seller agrees to cooperate on a non-exclusive basis with Buyer in Buyer's efforts to develop an IPA network of physicians in Florida.

     5.17 RETENTION OF MEMBERS.  In the event that Buyer, the Corporation or
          --------------------
any Subsidiary terminates the employment of a physician used by a member of a state licensed health maintenance organization ("HMO") affiliated with Seller, Seller covenants and agrees to use commercially reasonable best efforts to get the member to utilize another physician employed at the same clinic by Buyer, the Corporation or any Subsidiary.

     5.18 SPIN-OFF OF SUBSIDIARIES.  Buyer covenants and agrees to cause the
          ------------------------
Corporation, prior to Closing, to effect the transfer of all of its right, title and interest in and to the issued and outstanding shares of capital stock of Century Vision Optical, Inc. ("CVO") and PCA Family Pharmacy, Inc. ("PCAFPI") to either Seller or another entity other than any of the Subsidiaries. Buyer further agrees to indemnify and hold harmless Buyer, the Corporation and the Subsidiaries (other than CVO and PCAFPI) from and against any and all liabilities, claims, damages, suits, actions and proceedings of any nature whatsoever relating to the business, operations and assets, past or present, of CVO and PCAFPI.

     5.19 HSR ACT FILINGS.  To the extent such filings have not been completed
          ---------------
prior to the execution of this Agreement, each party shall, in cooperation with the other, file or cause to be filed any reports or notifications that may be required to be filed by it under the HSR Act, with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Prior to making any communication, written or oral, with the Federal Trade Commission, the Antitrust Division of the federal Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby, Seller shall consult with Buyer.

     5.20 MALPRACTICE CLAIM ACCRUALS.  Seller shall accrue on its books as of
          --------------------------
May 31, 1996, consistent with prior accounting policy and Exhibit 3.5.2 attached hereto, all claims for which written demands have been received or lawsuits have been commenced on or before such date and a cash amount equal to such accrual shall be transferred from the Corporation to Seller concurrently with such accrual, provided that, prior to any such transfer, Seller shall provide Buyer with a schedule of accruals as of December 31, 1995 and a schedule of accruals as of May 31, 1995 (and such other information regarding such accruals as Buyer shall reasonably request) and Buyer shall agree with Seller as to the amounts of such accruals. Seller shall be solely responsible for controlling all such litigation and for all liabilities relating to or arising out of such claims, including deductible payments and legal costs and expenses. Seller further covenants and agrees to indemnify and hold harmless Buyer, the Corporation and its Subsidiaries in the event that such a demand or lawsuit occurs prior to Closing and such demand or lawsuit is settled for an amount in excess of the Corporation's professional liability insurance coverage limits (or otherwise accrued for by the Corporation or its Subsidiaries) within three (3) years following Closing.

     5.21 GROUP PHYSICIAN SERVICES AGREEMENT.  In the event the Group Physician
          -----------------------------------
Services Agreement is subject to further regulatory review at the time the Closing would otherwise occur, the parties mutually covenant and agree to use commercially reasonable efforts to mutually determine an alternative means of implementing the intent of the Group Physician Services Agreement that will survive regulatory review, and further agree to delay the Closing for a reasonable period (but not later than June 30, 1996) to determine whether such an alternative is available. In the event such an alternative cannot be found to the reasonable satisfaction of both parties hereto, after devoting their commercially reasonable best efforts as provided above, then this Agreement may be terminated, without liability of any kind whatsoever, by either party hereto.

     5.22 CONSENTS.  Seller covenants and agrees to use commercially reasonable
          ---------
best efforts to obtain all necessary consents and approvals required under the Contracts, including the Leases, the agreement with Public Trust of Dade County and third party payor agreements, to ensure that the Corporation and the Subsidiaries will continue to be entitled to all rights thereunder.

     5.23 VESTING.  Seller covenants and agrees to vest, as of Closing, the
          -------
employer's portion of all contributions to and under Seller's 401(k) Plan with respect to the employees of the Corporation and its Subsidiaries.

SECTION 6.     COVENANTS OF BUYER.
               ------------------

     6.1  ACCESS AND INFORMATION.  From the date of this Agreement until
          ----------------------
Closing, Buyer will make available copies of all publicly available documents and information with respect to the business and properties of Buyer as representatives of Seller may from time to time reasonably request, all in such a manner as not to unduly disrupt Buyer's normal business activities. Prior to the Closing Date, Buyer shall notify Seller of (a) any material adverse change in the financial position, earnings or business of Buyer, (b) any governmental complaints, investigations or hearings to which Buyer is a party, and (c) to Buyer's knowledge after due investigation, any pending or threatened court actions to which Buyer is or may be a party.

     6.2  CONFIDENTIALITY.  Buyer acknowledges that Seller would be irreparably
          ---------------
damaged if confidential information concerning Seller (and its Subsidiaries) were disclosed to or utilized by any person to the detriment of Seller. Therefore, Buyer shall not, at any time, directly or indirectly, without the prior written consent of Seller, make use of or divulge, or permit any of its respective affiliates, directors, officers, employees or agents to make use of or divulge, to any person any nonpublic or proprietary information concerning the business or financial or other affairs of Seller (and its Subsidiaries) that could be used to the detriment of Seller (and its Subsidiaries), except to the extent required by law or in order to preserve or enforce its rights under this Agreement. This
Section 6.2 shall survive the termination of this Agreement (except that, with respect to nonpublic, proprietary and confidential information regarding the Subsidiaries, this Section 6.2 shall terminate as of Closing).

     6.3  GENERAL.  Buyer shall use its reasonable efforts to take all action
          -------
and do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7.2 below). If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Buyer will take such further action (including the execution and delivery of such further instruments and documents) as Seller reasonably may request to consummate the transactions contemplated by this Agreement.

     6.4  LITIGATION SUPPORT.  In the event and for so long as Seller actively
          ------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand (other than by Buyer, the Corporation or the Subsidiaries) in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Corporation or the Subsidiaries, Buyer will cooperate with Seller and his counsel in the contest or defense, use reasonable efforts to make available its personnel and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of Seller (unless Seller is entitled to indemnification therefor under Section 9 below).

     6.5  INSURANCE.  Buyer agrees that for a period of three (3) years
          ---------
following the Effective Closing Date Buyer shall maintain or shall cause one of its wholly-owned subsidiaries to maintain "claims made" policy insurance with a nationally recognized insurance company or companies (having a rating of B+ or better at the time the policy is obtained) in the minimum amount of One Million Dollars ($1,000,000) per claim and a Ten Million Dollar ($10,000,000) aggregate amount (with a deductible not in excess of $100,000 per claim) to cover professional liability, including medical malpractice, claims made after the Effective Closing Date related to cases incurred on or prior to the Effective Closing Date. The premium for such "prior acts" policy shall be accrued by the Corporation at or prior to Closing. Buyer covenants and agrees to deliver to Seller at Closing one or more certificate(s) of insurance evidencing such policy or policies. Buyer agrees to provide (and to use commercially reasonable efforts to cause insurer to provide) Seller with thirty (30) days written notice prior to canceling any such policy or policies.

     6.6  NONCOMPETITION; CONFIDENTIALITY.  Subject to the Closing, and as an
          -------------------------------
inducement to Seller to execute this Agreement and complete the transactions contemplated hereby, Buyer hereby covenants and agrees as follows:

          6.6.1     COVENANT NOT TO COMPETE.  For a period of four (4) years
                    -----------------------
from the Closing Date, Buyer will not directly or indirectly:

               (a) engage in, continue in or carry on any business which competes with the Business (as hereinafter defined) or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged. For purposes of this Section 6.6, the term "Business" shall mean the ownership and/or operation of any business currently engaged in by Seller and its subsidiaries (excluding the business and operations of the Corporation and its Subsidiaries), including operating as a state licensed HMO and providing health insurance.

               (b) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of Seller in any aspect with respect to the Business, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor;

               (c) offer employment to an employee of Seller (other than employees of the Corporation or the Subsidiaries), without the prior written consent of Seller;

               (d) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Business;

provided, however, that the foregoing shall not prohibit: (i) the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation; or (ii) the obtaining of HMO and Third Party Administrator ("TPA") licenses if necessary in order to comply with applicable laws and regulations in connection with the operation of the business of the Corporation and the Subsidiaries as presently conducted, but provided there shall be no marketing or enrollment of members as an HMO, and no arrangement pursuant to which Buyer or any affiliate controlled thereby will receive payments directly from any self-funded group or any government agency, during the term of the Group Physician Services Agreement. The parties agree that the geographic scope of this covenant not to compete shall extend to the State of Florida. The parties agree that Seller may not sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

          6.6.2     COVENANT OF CONFIDENTIALITY.  Buyer shall not at any time
                    ---------------------------
subsequent to the Closing, except as explicitly requested by Seller, (i) use for any purpose, (ii) disclose to any person (other than Buyer's employees and agents), or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning the Business, except as required by applicable law or pursuant to court order. For purposes hereof, "confidential information" shall mean and include, without limitation, all intellectual property relating to the Business and in which Seller has an interest, all customer lists and customer information, and all other information concerning Seller's processes, apparatus, equipment, packaging, products, marketing and distribution methods, not previously disclosed to the public directly by Seller.

          6.6.3     EQUITABLE RELIEF FOR VIOLATIONS.  Buyer agrees that the
                    -------------------------------
provisions and restrictions contained in this Section 6.6 are necessary to protect the legitimate continuing interests of Seller, and that any violation or breach of these provisions will result in irreparable injury to Seller for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Seller for such violation or breach and regardless of any other provision contained in this Agreement, Seller shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 6.6.

          6.6.4     MANDATORY BUYOUT.  In the event that Buyer is acquired by an
                    ----------------
HMO that competes directly with Seller, and subject to Buyer's compliance with
Section 8 hereof, the covenant not to compete provided in this Section 6.6 shall terminate and Buyer shall pay to Seller an amount determined by multiplying (a) Two Million Dollars ($2,000,000.00) by (b) a fraction, the numerator of which is the number of days remaining under this four-year covenant and the denominator of which is Fourteen Hundred Sixty-One (1,461).

     6.7  HSR ACT FILINGS.  To the extent such filings have not been completed
          ---------------
prior to the execution of this Agreement, each party shall, in cooperation with the other, file or cause to be filed any reports or notifications that may be required to be filed by it under the HSR Act, with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Prior to making any communication, written or oral, with the Federal Trade Commission, the Antitrust Division of the federal Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby, Buyer shall consult with Seller.

     6.8  CLINIC MARKETING.  Unless prohibited by law, Buyer shall, for a period
          ----------------
of six (6) months following the Effective Closing Date, permit Seller's marketing representatives to continue marketing Seller's health care products in the Corporation's existing clinics in the ordinary course of business, consistent with past practice, on an exclusive basis. After such six-month period, unless prohibited by law and until the termination of the Group Physician Services Agreement, Seller's marketing representatives shall be permitted to continue to engage in Medicaid membership marketing in the Corporation's existing clinics in the ordinary course of business, consistent with past practice, on an exclusive basis. Seller shall be solely responsible for all costs and expenses associated with the foregoing marketing efforts.

     6.9  LEASE INDEMNIFICATION.  Buyer agrees to indemnify and hold harmless
          ---------------------
Seller from and against any and all liabilities under the Leases set forth on
Exhibit 6.9 attached hereto, provided such liability is not the result of any breach of

Seller's representations, warranties and covenants hereunder and/or Seller's negligence or willful or intentional misconduct.

     6.10 BUILDING LEASE.  Seller and Buyer covenant and agree that either
          --------------
Family First Medical Centers, Inc., a Subsidiary of the Corporation, or Seller may terminate at will, and without penalty, upon thirty (30) days prior notice, the existing lease of office space at 5835 Blue Lagoon Drive, Miami, Florida; provided, however, that any such termination by Seller cannot become effective until at least sixty (60) days following the Closing Date. Buyer covenants and agrees that, in the event the Corporation determines to relocate out of its currently leased office space at 5835 Blue Lagoon Drive, Miami, Florida, Buyer will negotiate in good faith to sublease approximately 7,600 square feet of space from Seller located in the building across the street from 5835 Blue Lagoon Drive, Miami, Florida, at a base rent of $14.00 per square foot per month through July 31, 2001. The Corporation shall be responsible for all relocation costs.]

     6.11 PLEDGE BY SELLER.  Buyer acknowledges and agrees that Seller may
          ----------------
pledge, collaterally assign or grant a security interest in or with respect to the Note and/or any of the Loan Documents (as defined in the Note), any of Seller's rights thereunder and any or all shares of Buyer's (or Buyer's successors, if any) stock held by Seller to Seller's commercial lenders from time to time.

     6.12 IPA PROVIDER AGREEMENTS.  Buyer covenants and agrees to negotiate in
          -----------------------
good faith and use commercially reasonable best efforts to enter into IPA Provider Agreements with Seller in Dallas, San Antonio, Houston and Austin, Texas, and in Florida, upon terms substantially similar to those contained in the Group Physician Services Agreement attached as Exhibit 1.9 hereto.

     6.13 GROUP PHYSICIAN SERVICES AGREEMENT.  In the event the Group Physician
          ----------------------------------
Services Agreement is subject to further regulatory review at the time the Closing would otherwise occur, the parties mutually covenant and agree to use commercially reasonable efforts to mutually determine an alternative means of implementing the intent of the Group Physician Services Agreement that will survive regulatory review and to delay the Closing for a reasonable period (but not later than June 30, 1996) to determine whether such an alternative is available. In the event such an alternative cannot be found to the reasonable satisfaction of both parties hereto, after devoting their commercially reasonable best efforts as provided above, then this Agreement may be terminated, without liability of any kind whatsoever, by either party hereto.

     6.14 MEDICAID.  During the term of the Group Physician Services Agreement,
          --------
at the clinics (the "Clinics") operated by the Corporation or the Subsidiaries on the Effective Closing Date, the Corporation and the Subsidiaries shall provide medical services to enrollees in Seller's Medicaid health plans on an exclusive basis, except that during such term, Buyer, the Corporation, the Subsidiaries and/or their affiliates may acquire physicians or physician groups that provide medical services to enrollees in other HMOs' health plans and, if twenty-five percent (25%) or more of any Clinic's Medicaid members are capitated to an HMO other than Seller, then the exclusivity provided for under this Section 6.14 shall terminate for any such Clinic and such Clinic may continue to provide services to such other HMO's Medicaid enrollees and to any other HMO's Medicaid enrollees on a non-exclusive basis. The exclusivity referred to in this Section 6.14 shall only apply to the Clinics and not to any new clinics that may be acquired by Buyer, the Corporation, the Subsidiaries and/or their affiliates after the Effective Closing Date.

     6.15 CLINICS.  During the term of the Group Physician Services Agreement,
          -------
none of Buyer, the Corporation or the Subsidiaries shall close any of the Clinics except that Buyer, the Corporation or the Subsidiaries may, at their expense, close any of such Clinics if such Clinics, in the reasonable determination of Buyer, are not profitable, in which case Buyer shall give Seller sixty (60) days (ninety (90) days, if required by applicable government regulation) prior written notice of any such closing and Seller shall have the option to subsidize any such Clinic to be closed by either funding at a fair rate agreed upon by Buyer and Seller such Clinic to be closed or by directing additional enrollees to such Clinic. If Seller elects not to so fund or direct additional enrollees to such Clinic and such Clinic provides services to at least 1,000 enrollees in Seller's health plans or at least 250 of such enrollees are Medicare enrollees, Buyer shall use good faith efforts to arrange for enrollees in Seller's health plan to be provided medical services at a clinic located within a five (5) mile radius of such clinic. Any such closing and inability to relocate such enrollees shall result in a decrease in the Baseline Membership (as defined in Exhibit 1.3.1.3) in an amount equal to the number of enrollees being provided services at such closed Clinic for purposes of the calculation in Exhibit 1.3.1.4.

     6.16 WARN ACT INDEMNIFICATION.  Buyer agrees to indemnify and hold harmless
          ------------------------
Seller from any and all liabilities arising under the Worker Adjustment and Reform Notification Act (the "WARN Act") as a result of the termination by Buyer of any employees of the Corporation and the Subsidiaries (other than those being spun-off pursuant to Section 5.18) after Closing.

     6.17 HEALTH INSURANCE.  Buyer covenants and agrees to cause the Corporation
          ----------------
to maintain its existing health insurance policy with Seller through December 31, 1996. Thereafter Buyer agrees to cause the Corporation to purchase health insurance coverage for the employees of the Corporation and its Subsidiaries from Seller, provided such coverage is available upon commercially competitive terms, including competitive rates.

     6.18 STOCK OPTIONS.  Buyer covenants and agrees to grant, as of the Closing
          -------------
Date, options to purchase 2,500 shares of Buyer's Common Stock to each of the 15 physicians listed on Exhibit 6.18 attached hereto and options to purchase 250 shares of Buyer's Common Stock to each of the physician extenders listed on
Exhibit 6.18 attached hereto, which options shall vest in two years and shall otherwise be granted upon Buyer's customary terms and conditions. The aggregate number of options to be granted by Buyer hereunder is 38,500.


SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES.
               ----------------------------------------------

     7.1  CONDITIONS TO OBLIGATION OF BUYER.  The obligation of Buyer to
          ---------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          7.1.1  STOCK CERTIFICATES.  Seller shall have delivered to Buyer stock
                 ------------------
certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents;

          7.1.2  REPRESENTATIONS AND WARRANTIES TRUE.  The representations and
                 -----------------------------------
warranties of Seller set forth in Sections 2, 3.1, 3.2, 3.4, 3.7, 3.9, 3.10, 3.12, 3.13, 3.14, 3.15, 3.17, 3.20, 3.21 and 3.24 of this Agreement shall be true and correct at the Closing Date as though made at and as of that date and the remaining representations and warranties of Seller set forth in Section 3 of the Agreement shall be true and correct at the Effective Closing Date as though made at and as of that date;

          7.1.3  PERFORMANCE OF COVENANTS.  Seller shall have performed and
                 ------------------------
complied in all material respects with all covenants required by this Agreement through the Closing;

          7.1.4  CONSENT OF LENDER.  Seller, the Corporation and the
                 -----------------
Subsidiaries shall have obtained and delivered to Buyer the consent of Citibank, Seller's primary lender, to Seller's execution, delivery and performance of this Agreement, which consent shall be in form reasonably satisfactory to Buyer's counsel;

          7.1.5  ACTION OR PROCEEDINGS.  No action or proceeding  before a court
                 ---------------------
or any other governmental agency or body or before any arbitrator shall have been instituted or, to the knowledge of

Buyer or Seller, threatened to restrain or prohibit the transactions contemplated hereby or which would adversely affect the right of any of the Corporation or the Subsidiaries to own its assets and to operate its business, and no order, decree or judgment of any court, agency, commission, governmental authority or arbitrator shall be outstanding which seeks to or would render it unlawful to consummate the transactions described herein or which would adversely affect the right of any of the Corporation or the Subsidiaries to own its assets and operate its business;

          7.1.6  SELLER'S CERTIFICATE. Seller shall have delivered to Buyer a
                 --------------------
certificate to the effect that each of the conditions specified in Sections
7.1.2 through 7.1.5, 7.1.8 and 7.1.9 is satisfied in all respects, which Seller's certificate shall be in form reasonably satisfactory to Buyer's counsel;

          7.1.7  LEGAL OPINION.  Buyer shall have received from Zack, Sparber,
                 -------------
Kosnitzky, Truxton, Spratt & Brooks, counsel to Seller, an opinion dated as of the Closing Date in form and substance reasonably acceptable to Buyer and its counsel;

          7.1.8  NET WORTH.  The Corporation will have tangible net worth in
                 ---------
excess of Ten Million Dollars ($10,000,000), less any accrual for the Corporation's liability for any premium for the "prior acts" insurance policy required by Section 6.5, on the Effective Closing Date.

          7.1.9  MEMBERSHIP.  The Corporation and its Subsidiaries will have
                 ----------
capitated membership greater than Eighty Thousand (80,000) members on the Effective Closing Date.

          7.1.10  OTHER AGREEMENTS. Seller shall have executed and delivered to
                  ----------------
Buyer the Security Agreements, the Asset Security Agreements, the Registration Rights Agreement, the Guaranties, the Administrative Services Agreement and the Group Physician Services Agreement, in substantially the forms attached hereto as Exhibits 1.11, 1.12, 1.10, 1.13, 1.14 and 1.9, respectively, and the same shall be in full force and effect;

          7.1.11  RESIGNATIONS.  Buyer shall have received the written
                  ------------
resignations, effective as of the Closing, of each director and officer of the Corporation other than those whom Buyer shall have specified in writing at least five days prior to the Closing;

          7.1.12  ESTOPPEL CERTIFICATES.  Seller shall use commercial best
                  ---------------------
efforts to obtain and deliver to Buyer at Closing an estoppel certificate or status letter from the landlord under each Lease, in form and substance reasonably satisfactory to Buyer; provided, however, that satisfaction of the obligations set forth in this Section 7.1.12 shall not be a condition to Closing.

          7.1.13  TERMINATION OF HSR WAITING PERIOD.  All applicable waiting
                  ---------------------------------
periods shall have expired or early terminations shall have been received under the HSR Act to consummate the Closing of the transactions contemplated hereby.

          7.1.14  OTHER DELIVERIES.  Seller shall have delivered to Buyer such
                  ----------------
other documents and instruments contemplated by this Agreement or the agreements entered into in connection herewith reasonably satisfactory in form and substance to Buyer's counsel.

Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to Closing.

     7.2  CONDITIONS TO OBLIGATION OF SELLER.  The obligation of Seller to
          ----------------------------------
consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

          7.2.1  CONSIDERATION.  Buyer shall have delivered to Seller the
                 -------------
consideration and documents specified in Section 1 hereof, including stock certificates representing the FPA Shares and the Note;

          7.2.2  REPRESENTATIONS AND WARRANTIES TRUE.  The representations and
                 -----------------------------------
warranties set forth in Section 4 of this Agreement shall be true and correct at the Effective Closing Date as though made at and as of that date;

          7.2.3  PERFORMANCE OF COVENANTS.  Buyer shall have performed and
                 ------------------------
complied in all material respects with all covenants required by this Agreement through the Closing;

          7.2.4  CONSENT OF LENDER.  Buyer shall have obtained and delivered to
                 -----------------
Seller the consent of Banque Paribas, Buyer's primary lender, to Buyer's execution, delivery and performance of this Agreement, which consent shall be in form reasonably satisfactory to Seller's counsel;

          7.2.5  ACTION OR PROCEEDINGS.  No action or proceeding before a court
                 ---------------------
or any other governmental agency or body or before any arbitrator shall have been instituted or, to the knowledge of Buyer or Seller, threatened to restrain or prohibit the transactions contemplated hereby or which would adversely affect the right of any of the Corporations to own its assets and to operate its business, and no order, decree or judgment of any court, agency, commission, governmental authority or arbitrator shall be outstanding which seeks to or would render it unlawful to consummate the transactions described herein or which would adversely affect the right of any of the Corporations to own its assets and operate its business;

          7.2.6  BUYER'S CERTIFICATE. Buyer shall have delivered to Seller a
                 -------------------
certificate to the effect that each of the conditions specified in Sections
7.2.2 through 7.2.5 is satisfied in all respects, which Buyer's certificate shall be in form reasonably satisfactory to Seller's counsel;

          7.2.7  LEGAL OPINION.  Seller shall have received from Foley &
                 -------------
Lardner, counsel to Buyer, an opinion dated as of the Closing Date in form and substance reasonably acceptable to Buyer and its counsel;

          7.2.8  OTHER AGREEMENTS.  Buyer shall have executed and delivered to
                 ----------------
Seller the Note, the Security Agreements described in Section 1.11, the Asset Security Agreements described in Section 1.12, the Registration Rights Agreement, the Guaranties described in Section 1.13, the Administrative Services Agreement and the Group Physician Services Agreement, in substantially the forms attached hereto as Exhibits 1.3.1.2, 1.11, 1.12, 1.10, 1.13, 1.14 and 1.9,
respectively, and the same shall be in full force and effect;

          7.2.9  OTHER DELIVERIES.  Buyer shall have delivered to Seller such
                 ----------------
other documents and instruments contemplated by this Agreement or the agreements entered into in connection herewith reasonably satisfactory in form and substance to Seller's counsel.

          7.2.10  TERMINATION OF HSR WAITING PERIOD.  All applicable waiting
                  ---------------------------------
periods shall have expired or early termination shall have been received under the HSR Act to consummate the Closing of the transactions contemplated hereby.

Seller may waive any condition specified in this Section 7.2 if he executes a writing so stating at or prior to the Closing.

SECTION 8.     PAYMENT UPON SALE
               -----------------

     8.1. SALE OF CORPORATION.  If Buyer receives a bona fide offer in writing
          -------------------
(the "Offer") from any entity which has, or is controlled by or controls any entity which has, an HMO license in the State of Florida (the "Third Party") to purchase either all of the issued and outstanding capital stock of the Corporation or substantially all of the assets of the Corporation (including the Subsidiaries) (for purposes of this Section 8, the "Clinic Business"), or to engage in a merger, reorganization or other type of transaction of whatever nature having a substantially similar effect, and Buyer desires to accept the Offer, Buyer shall give prompt written notice of that desire to Seller. Upon consummation of the transaction contemplated by the Offer, Buyer shall promptly pay to Seller an amount equal to the aggregate consideration (not to exceed $25,000,000) paid by Buyer to Seller hereunder for the acquisition of the Shares, and Seller shall have the right to terminate the Group Physician Services Agreement and require, at its option, up to a three-month continuation thereof.

     8.2. SALE OF BUYER.  If Buyer receives a bona fide offer in writing (the
          -------------
"Offer") from any HMO with enrollment in the State of Florida as determined as of the date of such Offer (each, a "Third Party") to purchase either more than fifty percent (50%) of the issued and outstanding capital stock of Buyer (or its parent entity or entities, if any) or substantially all of the assets of Buyer (or its parent entity or entities, if any), or to engage in a merger, reorganization or other transaction of whatever nature having a substantially similar effect, and Buyer desires to accept the Offer, Buyer shall give prompt written notice of that desire to Seller. Buyer and Seller shall, within five
(5) days thereafter, retain a firm of nationally recognized standing and mutually acceptable to Buyer and Seller (the "Appraisers") to value the Clinic Business as an ongoing business enterprise. Such valuation shall be based solely upon revenues generated from members enrolled in HMOs owned by Seller. The Accountants shall complete such valuation within thirty (30) days. The valuation of the Clinic Business as determined by the Accountants is hereinafter referred to as the "Appraised Value". Buyer and Seller shall split evenly all costs and expenses associated with retaining the Accountants for the purposes set forth herein. Upon consummation of the transaction contemplated by the Offer, Buyer shall pay promptly to Seller an amount equal to the greater of (i) the Appraised Value and (ii) $23,000,000. Notwithstanding the foregoing, no payment shall be required pursuant to this Section 8.2 if less than 10% of Seller's members are receiving, as of the date of the Offer, medical care pursuant to capitation arrangements with Buyer or an affiliate thereof.

     8.3  EQUITABLE REMEDIES.  Buyer acknowledges that any breach by it of its
          ------------------
obligations under this Section 8 may result in irreparable injury to Seller for which money damages could not adequately compensate Seller. In the event of any such breach, Seller shall be entitled, in addition to seeking all other rights and remedies which Seller may have at law or in equity, to seek injunctive relief or specific performance of the provisions of Section 8. Seller shall be entitled to seek such injunctive relief or specific performance without the necessity of posting any bond, but if a bond is nonetheless required by the court entertaining the motion for injunctive relief, the parties hereto agree that a bond in the amount of $1,000 is appropriate.

SECTION 9.     OTHER MATTERS.
               -------------

     9.1  SUBSEQUENT PAYMENT OFFSET.  Notwithstanding any other provisions of
          -------------------------
this Agreement, in the event any unknown (other than professional liability claims, including medical malpractice claims) or underaccrued (other than in accordance with the accounting policy set forth on Exhibit 3.5.2) liabilities or obligations of the Corporation or any of its Subsidiaries are discovered by Buyer, the Corporation or the Subsidiaries within one (1) year following Closing, which liabilities would have been accrued by Buyer, the Corporation or the Subsidiaries in accordance with generally accepted accounting principles as of the Effective Closing Date had they been known as of such date, then, to the extent such liabilities in the aggregate exceed $200,000, the excess of such liabilities over such amount shall be deducted from the Subsequent Payments otherwise to be made pursuant to Section 1.3.1.3. The maximum liability of Seller under this Section 9.1 is the amount of the Subsequent Payments otherwise payable to Seller.

     9.2  PRE-CLOSING LIABILITIES.  Notwithstanding any other provision of this
          -----------------------
Agreement, in the event any unknown, underinsured or underaccrued liabilities or obligations of the Corporation or any of its Subsidiaries (other than claims relating to professional liability, including medical malpractice, that have been accrued on Seller's books prior to May 31, 1996, consistent with prior accounting policy and in accordance with Exhibit 3.5.2 attached hereto, and responsibility assumed therefor by Seller pursuant to Section 5.20) arise or are discovered between the date hereof and Closing, Seller and Buyer shall be responsible therefor as follows:

          (a) Seller shall be solely responsible for the first $1,000,000 in aggregate liabilities;

          (b) Buyer shall be solely responsible for aggregate liabilities over $1,000,000 but not exceeding $2,000,000; and

          (c) Buyer and Seller each shall be responsible for one-half (1/2) of aggregate liabilities over $2,000,000 but not exceeding $3,000,000.

In the event the aggregate liabilities exceed $3,000,000, Buyer may, at its sole option, either (i) split evenly with Seller responsibility for aggregate liabilities exceeding $3,000,000 or (ii) terminate the Agreement without liability or penalty. In the event Buyer elects to terminate the Agreement, it shall promptly notify Seller in writing of such election. In the event Seller, within two (2) business days of receipt of such notice, notifies Buyer of Seller's intention to assume sole responsibility for aggregate liabilities exceeding $3,000,000, and makes adequate provisions therefor, Buyer's election to terminate shall be void ab
                                                                          --
initio.
- ------

SECTION 10.    TERMINATION.
               -----------

     10.1  TERMINATION BY THE PARTIES.  This Agreement may be terminated by the
           --------------------------
mutual written consent of the parties or by one party if any condition set forth in Section 7 hereof to be performed by the other party has not been satisfied or waived on or before June 30, 1996, provided the terminating party is not in material breach hereunder.

     10.2  COSTS.  In the event of a termination of this Agreement pursuant to
           -----
Section 10.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder (except for any liability of any party then in breach).

SECTION 11.    REMEDIES FOR BREACHES.
               ---------------------

     11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All of the
          ------------------------------------------
representations, warranties and covenants of Buyer and Seller contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter. The foregoing shall not limit or restrict any warranty, representation or covenant made in any of the Note, Security Agreements, Asset Security Agreements, Administrative Services Agreement, Registration Rights Agreement, Warrants or Group Physician Services Agreement. In addition, the foregoing two-year survival period shall not apply to the provisions of Sections 5.5, 5.10, 5.11, 5.16, 5.17, 5.20, 5.22, 6.6, 6.8, 6.9,
6.10, 6.11, 6.12, 6.14, 6.15, and 8 hereof, which shall survive the Closing.

     11.2  LIMITATIONS ON INDEMNIFICATION.
           ------------------------------

          11.2.1  BASKET.  Notwithstanding any other provision of this
                  ------
Agreement, Buyer and Seller shall not be entitled to make a claim for indemnification pursuant to Sections 11.3 and 11.4 below, respectively, unless and until the aggregate amount of Adverse Consequences (as hereinafter defined) incurred by the party making such claim exceeds Two Hundred Thousand Dollars ($200,000.00).

          11.2.2  CAP.  Notwithstanding any other provision of this Agreement,
                  ---
the indemnification obligations of Seller and Buyer pursuant to Section 9.1 above and Sections 11.3 and 11.4 below, respectively, will not exceed in the aggregate Ten Million Dollars ($10,000,000.00) for breaches of representations, warranties and covenants contained in this Agreement, other than for liabilities and obligations arising under Section 8 of this Agreement or any of the agreements listed in the last sentence of Section 11.6 below.

          11.2.3  INDEMNIFICATION PAYMENT.  Seller shall have the option of
                  -----------------------
indemnifying Buyer pursuant to Section 11.3 below by either payment of cash in the amount for which Buyer is to be indemnified, or returning to Buyer FPA Shares delivered by Buyer to Seller with a fair market value equal to the amount for which Buyer is to be indemnified, or a combination thereof. For purposes of this Section 11.2.3, the fair market value of a share of Common Stock shall be the average closing price of the Common Stock as reported on the Nasdaq National Market for the ten (10) trading days immediately prior to the date on which any such FPA Shares are delivered, which date shall in no event be more than five
(5) after the determination of the amount of indemnification.

     11.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.  In the event Seller
          -----------------------------------------------
breaches any of its representations, warranties and covenants contained in this Agreement, and, provided that Buyer makes a written claim for indemnification against Seller pursuant to Section 12.9 below within the survival period set forth in Section 11.1 above, then, subject to the provisions of Section 11.2 above, Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences (as hereinafter defined) Buyer may suffer through and after the date of the claim (provided the claim occurs and notice is given hereunder within the survival period set forth in Section 11.1 above) for indemnification (including any Adverse Consequences Buyer may suffer after the end of the survival period set forth in Section 9.1 above) resulting from, arising out of, relating to, in the nature of or caused by the breach.

     11.4 INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER. In the event Buyer
          ------------------------------------------------
breaches any of its representations, warranties and covenants contained in this Agreement, and, provided that Seller makes a written claim for indemnification against Buyer pursuant to Section 12.9 below within the survival period set forth in Section 11.1 above, then, subject to the provisions of Section 11.2 above, Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer through and after the date of the claim (provided the claim occurs and notice is given hereunder within the survival period set forth in Section 11.1 above) for indemnification (including any Adverse Consequences Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach.

     11.5 MATTERS INVOLVING THIRD PARTIES.
          -------------------------------

          11.5.1  NOTICE.  If any third party shall notify any party to this
                  ------
Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Section 11, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party
         --------  -------
in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced and provided such notice shall be delivered to the Indemnifying Party within the survival period set forth in Section 11.1 above.

          11.5.2  DEFENSE.  Any Indemnifying Party will have the right to defend
                  -------
the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences (subject to the applicable limitations set forth in Sections 11.1 and 11.2 above) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (d) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. Notwithstanding the foregoing, Seller shall have sole control of any litigation or claim with respect to which Seller is assuming responsibility for pursuant to
Section 5.20 of this Agreement and which is disclosed on Exhibit 11.5.2 attached hereto ("Assumed Claims").

          11.5.3  RESULT.  So long as the Indemnifying Party is conducting the
                  ------
defense of the Third Party Claim in accordance with Section 11.5.2 above, (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). Notwithstanding the foregoing, Seller shall have sole control over disposition or settlement of Assumed Claims.

     11.6 OTHER INDEMNIFICATION PROVISIONS.  Except as provided below in this
          --------------------------------
Section 11.6, foregoing indemnification provisions are the sole and exclusive remedy that any party to this Agreement may have for breach of a representation, warranty or covenant contained in this Agreement not involving fraud. In the case of a breach of representation, warranty or covenant contained in this Agreement involving fraud, the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty or covenant. The foregoing indemnification provisions shall not limit or restrict any claim arising under the Note, the Security Agreements, the Asset Security Agreements, the Guaranties, Buyer's performance guaranties under certain of such agreements, Performance, the Registration Rights Agreement, the Administrative Services Agreement, the Group Physician Services Agreement or Section 8 of this Agreement.

     11.7 ADVERSE CONSEQUENCES.  For purposes of this Agreement, "Adverse
          --------------------
Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (excluding consequential damages), dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, exceeding any insurance proceeds received regarding such matters.

SECTION 12.    MISCELLANEOUS PROVISIONS.
               ------------------------

     12.1  FURTHER ASSURANCES.  At any time and from time to time after the
           ------------------
Closing Date, each party shall execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm ownership of the Shares or otherwise to carry out the intent and purposes of this Agreement.

     12.2  AMENDMENT OF AGREEMENT.  No amendments or variations of the terms or
           ----------------------
conditions of this Agreement shall be valid unless made in writing signed by both parties.

     12.3  SEVERABILITY.  If any term, provision, condition or covenant of this
           ------------
Agreement or the application thereof to any party or circumstances shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     12.4  GOVERNING LAW.  THIS AGREEMENT SHALL BE INTERPRETED, PERFORMED AND
           -------------   --------------------------------------------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO
- ------------------------------------------------------------------------------
PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.
- ----------------------------------------

     12.5  NO WAIVER.  A waiver of any of the terms and conditions hereof shall
           ---------
not be construed as a general waiver. A party's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right such party may have hereunder, including, without limitation, the right of such party to terminate this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     12.6  ARBITRATION.  Any controversy or claim arising out of, or relating
           -----------
to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitration shall take place in Dade County, Florida. Notwithstanding the foregoing, this provision does not apply to enforcement of the Note, Security Agreement, Asset Security Agreement, Registration Rights Agreement, Guaranty of Performance, Administrative Services Agreement, Group Physician Services Agreement or the provisions of Section 8 of this Agreement.

     12.7  ENTIRE AGREEMENT.  This Agreement and any other agreements between
           ----------------
the parties dated the date hereof supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, including, without limitation, the Letter Agreement, and contain all the covenants and agreements between the parties with respect to the subject matter of this Agreement in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not included herein, and that no other agreement, statement or promise not contained in this Agreement or referred to herein shall be valid or binding. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and shall bind and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives, subject to the restriction on assignment contained herein.

     12.8  EXHIBITS.  All Exhibits referred to in this Agreement shall be
           --------
attached hereto and are incorporated by reference herein.

     12.9  NOTICES.  All notices, requests, demands, and other communications
           -------
under this Agreement shall be in writing and shall be deemed to be duly given on the date of service if personally served on the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

          Seller:

               Peter Kilissanly
               Physician Corporation of America
               5835 Blue Lagoon Drive
               Miami, Florida  33126

          With a copy to:

               Jose M. Menendez, Esquire
               Physician Corporation of America
               5835 Blue Lagoon Drive
               Miami, Florida  33126

          Buyer:

               FPA Medical Management, Inc.
               2878 Camino del Rio South, Suite 301
               San Diego, California  92108
               Attention:  Chief Financial Officer

          With copies to:

               FPA Medical Management, Inc.
               2878 Camino del Rio South, Suite 301
               San Diego, California  92108
               Attention:  James A. Lebovitz,
               Senior Vice President and General Counsel

               and

               Todd B. Pfister, Esquire
               Foley & Lardner
               777 South Flagler Drive

               Suite 200
               West Palm Beach, Florida  33401

Any such party to this Agreement may change its address for the purposes of this
Section 12.9 by giving the other party written notice of the new address in the manner set forth above.

     12.10  RECOVERY OF LITIGATION COSTS.  Each party to this Agreement agrees
            ----------------------------
to pay for its respective legal fees relating to this Agreement. If any arbitration, legal action or other proceedings are brought for the interpretation or enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. This right for the recovery of fees and costs shall also extend to any actions for the enforcement of any statutory rights which may exist and arising from any appeal of any decision or judgment rendered in connection with the interpretation and/or enforcement of the terms of this Agreement.

     12.11  ASSIGNMENT.  Neither party hereto may assign any of its rights or
            ----------
obligations hereunder without obtaining the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except that Buyer may assign or transfer this Agreement to a wholly-owned subsidiary of Buyer so long as Buyer unconditionally guarantees the performance by such subsidiary of Buyer's obligations under this Agreement; provided, however, that in the case of any assignment or transfer under the terms of this Section 12.11, this Agreement shall be binding upon and inure to the benefit of the successor, and the successor shall discharge and perform all of the obligations of Buyer under this Agreement and such assignment or transfer shall not act as a release of the obligation of Buyer hereunder.

     12.12  HEADINGS. The section and other headings contained in this Agreement
            --------
and in the Exhibits to this Agreement are for reference and convenience only and shall not in any way limit or amplify the terms and provisions hereof, nor affect the meaning or interpretation of this Agreement.

     12.13  CONFIDENTIALITY AND PUBLICITY. The parties hereto shall hold in
            -----------------------------
confidence the information contained in this Agreement, and all information related to this Agreement, which is not otherwise known to the public, shall be held by each party hereto as confidential and proprietary information and shall not be disclosed to other persons without the prior written consent of the other party hereto. Accordingly, the parties hereto shall not discuss with, or provide nonpublic information to, any third party concerning this transaction prior to the Effective Closing Date, except:
(a) as required in governmental filings or judicial, administrative or arbitration proceedings, or (b) pursuant to public announcements made with the prior written approval of the other party hereto.

     12.14  GENDER AND NUMBER.  All references to the neuter gender shall
            -----------------
include the feminine or masculine gender and vice versa, where applicable, and all references to the singular shall include the plural and vice versa, where applicable.

     12.15  NO THIRD PARTY BENEFICIARY.  None of the provisions herein
            --------------------------
contained, including, but not limited to, the indemnification provisions set forth in Section 11.3 hereof, are intended by the parties, nor shall they be deemed, to confer any benefit on any person not a party to this Agreement.

     12.16  COUNTERPARTS.  This Agreement may be executed in separate
            ------------
counterparts, which together shall constitute one and the same instrument.

     12.17  COMPUTATION OF TIME.  For the purpose of computing a number of days
            -------------------
hereunder, the day after the day on which an event occurs shall be counted as the first day and the last day shall be included. If the last day is a legal holiday or a weekend day, then the last day shall be the first business day next succeeding.

                         *      *      *      *      *

     IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                         BUYER:

                         FPA Medical Management, Inc.,
                           a Delaware corporation

                         /s/ Steven M. Lash
                         ------------------

                         By: Steven M. Lash
                             --------------
                         Its: Executive Vice President
                              and Chief Financial Officer


                         SELLER:

                         Physician Corporation of
                           America, a Delaware
                           corporation


                         /s/ Jose M. Menendez
                         --------------------
                         By: Jose M. Menendez
                             ----------------
                         Its: Vice President Legal
                              --------------------
                                      60